                                                                    EXHIBIT 10.1

================================================================================


                          LOAN AND SECURITY AGREEMENT


                                 by and among


                       SYSTEM SOFTWARE ASSOCIATES, INC.
                        AND CERTAIN OF ITS SUBSIDIARIES


                               as the Obligors,

                                      and

             THE FINANCIAL INSTITUTIONS THAT ARE IDENTIFIED HEREIN

                                as the Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION

                                   as Agent


                          Dated as of August 11, 1999

================================================================================

                               TABLE OF CONTENTS

1.     DEFINITIONS AND CONSTRUCTION...................................................................       1
       1.1  Definitions...............................................................................       1
       1.2  Accounting Terms..........................................................................      31
       1.3  Code......................................................................................      32
       1.4  Construction..............................................................................      32
       1.5  Schedules and Exhibits....................................................................      32

2.     LOAN AND TERMS OF PAYMENT......................................................................      32
       2.1  Revolver Advances.........................................................................      32
       2.2  Term Loans................................................................................      34
       2.3  Borrowing Procedures and Settlements......................................................      36
       2.4  Payments..................................................................................      44
       2.5  Overadvances..............................................................................      46
       2.6  Interest and Letter of Credit Fees:  Rates, Payments, and Calculations....................      46
       2.7  Collection of Accounts....................................................................      49
       2.8  Crediting Payments; Float Charge..........................................................      50
       2.9  Designated Account........................................................................      50
       2.10 Maintenance of Loan Account; Statements of Obligations....................................      50
       2.11 Fees......................................................................................      51
       2.12 Letters of Credit.........................................................................      51

3.     CONDITIONS; TERM OF AGREEMENT..................................................................      54
       3.1  Conditions Precedent to the Initial Extension of Credit...................................      54
       3.2  Conditions Subsequent to the Initial Extension of Credit..................................      59
       3.3  Conditions Precedent to all Extensions of Credit..........................................      60
       3.4  Term......................................................................................      61
       3.5  Effect of Termination.....................................................................      61
       3.6  Early Termination by Borrower.............................................................      61

4.     CREATION OF SECURITY INTEREST..................................................................      62
       4.1  Grants of Security Interests..............................................................      62
       4.2  Negotiable Collateral.....................................................................      63
       4.3  Collection of Accounts, General Intangibles, and Negotiable Collateral....................      63
       4.4  Delivery of Additional Documentation Required.............................................      64
       4.5  Power of Attorney.........................................................................      64
       4.6  Right to Inspect..........................................................................      65
       4.7  Control Agreements........................................................................      65

5.     REPRESENTATIONS AND WARRANTIES.................................................................      66
       5.1  No Encumbrances...........................................................................      66
       5.2  Eligible Accounts.........................................................................      66
       5.3  [Intentionally Omitted]...................................................................      67

       5.4  Equipment.................................................................................     67
       5.5  Location of Inventory and Equipment.......................................................     67
       5.6  Inventory Records.........................................................................     67
       5.7  Location of Chief Executive Office; FEIN..................................................     67
       5.8  Due Organization and Qualification; Subsidiaries..........................................     67
       5.9  Due Authorization; No Conflict............................................................     68
       5.10 Litigation................................................................................     69
       5.11 No Material Adverse Change................................................................     70
       5.12 Fraudulent Transfer.......................................................................     70
       5.13 Employee Benefits.........................................................................     70
       5.14 Environmental Condition...................................................................     70
       5.15 Brokerage Fees............................................................................     70
       5.16 Year 2000 Compliance......................................................................     70
       5.17 Intellectual Property.....................................................................     71
       5.18 Leases....................................................................................     71
       5.19 Software License Agreement................................................................     71
       5.20 Maintenance Agreement.....................................................................     71
       5.21 Issuance of Securities....................................................................     71
       5.22 No General Solicitation...................................................................     72
       5.23 No Integrated Offering....................................................................     72
       5.24 S-3 Registration..........................................................................     72
       5.25 Disclosure................................................................................     72
       5.26 Investment Company Status.................................................................     72
       5.27 Immaterial Subsidiary.....................................................................     72
       5.28 Required Library..........................................................................     72

6.     AFFIRMATIVE COVENANTS..........................................................................     73
       6.1  Accounting System.........................................................................     73
       6.2  Collateral Reporting......................................................................     73
       6.3  Financial Statements, Reports, Certificates...............................................     74
       6.4  Guarantor Reports.........................................................................     75
       6.5  Return....................................................................................     75
       6.6  Title to Equipment........................................................................     75
       6.7  Maintenance of Equipment..................................................................     75
       6.8  Taxes.....................................................................................     76
       6.9  Insurance.................................................................................     76
       6.10 No Setoffs or Counterclaims...............................................................     77
       6.11 Location of Inventory and Equipment.......................................................     77
       6.12 Compliance with Laws......................................................................     77
       6.13 [Intentionally Omitted]...................................................................     77
       6.14 Leases....................................................................................     77
       6.15 Brokerage Commissions.....................................................................     77
       6.16 Year 2000 Compliance......................................................................     78
       6.17 Projections...............................................................................     78
       6.18 Corporate Existence, etc..................................................................     78

       6.19 Disclosure Updates........................................................................     78
       6.20 Copyright Registrations...................................................................     78

7.     NEGATIVE COVENANTS..............................................................................    79
       7.1  Indebtedness..............................................................................     79
       7.2  Liens.....................................................................................     79
       7.3  Restrictions on Fundamental Changes.......................................................     79
       7.4  Disposal of Assets........................................................................     80
       7.5  Change Name...............................................................................     80
       7.6  Guarantee.................................................................................     80
       7.7  Nature of Business........................................................................     80
       7.8  Prepayments and Amendments................................................................     80
       7.9  Change of Control.........................................................................     80
       7.10 Consignments..............................................................................     80
       7.11 Distributions.............................................................................     80
       7.12 Accounting Methods........................................................................     81
       7.13 Investments...............................................................................     81
       7.14 Transactions with Affiliates..............................................................     81
       7.15 Suspension................................................................................     81
       7.16 Compensation..............................................................................     81
       7.17 Use of Proceeds...........................................................................     81
       7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees........     81
       7.19 Defined Benefit Plan......................................................................     81
       7.20 Financial Covenants.......................................................................     82
       7.21 Capital Expenditures......................................................................     82
       7.22 Securities Accounts.......................................................................     82
       7.23 Preferred Stock...........................................................................     82
       7.24 Software License Agreement................................................................     82
       7.25 Maintenance Agreement.....................................................................     83
       7.26 Immaterial Subsidiary.....................................................................     83
       7.27 Amendment to Certain Documents............................................................     83

8.     EVENTS OF DEFAULT..............................................................................     83

9.     THE LENDER GROUP'S RIGHTS AND REMEDIES.........................................................     85
       9.1  Rights and Remedies.......................................................................     85
       9.2  Remedies Cumulative.......................................................................     87

10.    TAXES AND EXPENSES.............................................................................     88

11.    WAIVERS; INDEMNIFICATION.......................................................................     88
       11.1 Demand; Protest; etc......................................................................     88
       11.2 The Lender Group's Liability for Collateral...............................................     88
       11.3 Indemnification...........................................................................     88

12.    NOTICES.........................................................................................     89

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................................................     90

14.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS......................................................     91
       14.1  Assignments and Participations............................................................     91
       14.2  Successors................................................................................     94

15.    AMENDMENTS; WAIVERS.............................................................................     94
       15.1  Amendments and Waivers....................................................................     94
       15.2  No Waivers; Cumulative Remedies...........................................................     95

16.    AGENT; LENDER GROUP.............................................................................     96
       16.1  Appointment and Authorization of Agent....................................................     96
       16.2  Delegation of Duties......................................................................     97
       16.3  Liability of Agent - Related Persons......................................................     97
       16.4  Reliance by Agent.........................................................................     97
       16.5  Notice of Default or Event of Default.....................................................     98
       16.6  Credit Decision...........................................................................     98
       16.7  Costs and Expenses; Indemnification.......................................................     99
       16.8  Agent in Individual Capacity..............................................................     99
       16.9  Successor Agent...........................................................................    100
       16.10 Lender in Individual Capacity.............................................................    100
       16.11 Withholding Tax...........................................................................    101
       16.12 Collateral Matters........................................................................    102
       16.13 Restrictions on Actions by Lenders; Sharing of Payments...................................    103
       16.14 Agency for Perfection.....................................................................    104
       16.15 Payments by Agent to the Lenders..........................................................    104
       16.16 Concerning the Collateral and Related Loan Documents......................................    104
       16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
             Reports and Information...................................................................    104
       16.18 Several Obligations; No Liability.........................................................    106
       16.19 [Intentionally Omitted]...................................................................    106

17.    GENERAL PROVISIONS..............................................................................    106
       17.1  Effectiveness.............................................................................    106
       17.2  Successors and Assigns....................................................................    106
       17.3  Section Headings..........................................................................    106
       17.4  Interpretation............................................................................    106
       17.5  Severability of Provisions................................................................    107
       17.6  Amendments in Writing.....................................................................    107
       17.7  Counterparts; Telefacsimile Execution.....................................................    107
       17.8  Revival and Reinstatement of Obligations..................................................    107
       17.9  Integration...............................................................................    107
       17.10 Appointment of Swing Lender...............................................................    107

       17.11 Time of the Essence.......................................................................    108

18.    Conversion......................................................................................    108
       18.1  Privilege.................................................................................    108
       18.2  Procedure.................................................................................    108
       18.3  Fractional Shares.........................................................................    108
       18.4  Taxes on Conversion.......................................................................    109
       18.5  SSA to Provide Stock......................................................................    109
       18.6  Adjustment of Conversion Price............................................................    109
       18.7  Notice of Adjustment......................................................................    113
       18.8  Notice of Certain Transactions............................................................    113
       18.9  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.........    113
       18.10 Listing...................................................................................    114
       18.11 Dilutive Effect...........................................................................    114
       18.12 No Integration............................................................................    114

19.    Confidentiality.................................................................................    115

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 11, 1999, by and among SYSTEM SOFTWARE ASSOCIATES, INC., a Delaware corporation ("SSA"), SSA CANADA CORPORATION, a corporation organized under the laws of Canada ("Canadian Sub"), SYSTEM SOFTWARE ASSOCIATES LIMITED, a corporation organized under the laws of England and Wales and registered with company number 4824635 ("SSA Limited"), certain of the Subsidiaries of SSA identified on the signature pages hereof, the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders.

     The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions.
         -----------

          As used in this Agreement, the following terms shall have the following definitions:

          "Acclaim" means SSA-Acclaim Limited, a corporation organized under the
           -------
laws of England and Wales and registered with company number 2215311.

          "Account Debtor" means any Person who is or who may become obligated
           --------------
under, with respect to, or on account of, an Account, a UK Sub Account, or a Canadian Sub Account, a General Intangible, a UK Sub General Intangible, or a Canadian Sub General Intangible, Investment Property, UK Sub Investment Property, or Canadian Sub Investment Property, or Negotiable Collateral, UK Sub Negotiable Collateral, or Canadian Sub Negotiable Collateral.

          "Accounts" means all currently existing and hereafter arising
           --------
accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or software or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Advances" has the meaning set forth in Section 2.1.
           --------                               -----------

          "Affiliate" means, as applied to any Person, any other Person who,
           ---------
directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

          "Agent" means Foothill Capital Corporation, a California corporation,
           -----
solely in its capacity as agent for the Lenders, and shall include any successor agent.

          "Agent's Account" has the meaning set forth in Section 2.7.
           ---------------                               -----------

          "Agent Advances" has the meaning set forth in Section 2.3(e)(i).
           --------------                               -----------------

          "Agent's Liens" has the meaning set forth in Section 4.1(a).
           -------------                               --------------

          "Agent's Term Loan Liens" has the meaning set forth in Section 4.1(b).
           -----------------------                               --------------

          "Agent-Related Persons" means Agent together with its Affiliates,
           ---------------------
officers, directors, employees, and agents.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Applicable Prepayment Premium" means, as of any date of
           -----------------------------
determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the first anniversary of the Closing Date, 3.0% times the Maximum Revolver Amount, (b) during the period of time from and including the first anniversary of the Closing Date up to the second anniversary of the Closing Date, 2.0% times the Maximum Revolver Amount, and (c) during the period of time from and including the second anniversary of the Closing Date up to the Maturity Date, 1.0% times the Maximum Revolver Amount.

          "Assignee" has the meaning set forth in Section 14.1.
           --------                               ------------

          "Assignment and Acceptance" means an Assignment and Acceptance in the
           -------------------------
form of Exhibit A-1 attached hereto.
        -----------

          "Authorized Person" means any officer or other employee of Borrower.
           -----------------

          "Availability" means, as of any date of determination, determined at
           ------------
the close of business on such date, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all
                                     ------------
then outstanding Obligations and all limits, sublimits, and Reserves applicable hereunder).

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended,
           ---------------
any successor statute, and any equivalent foreign legislation.

          "Base Rate" means, the rate of interest announced within Wells Fargo
           ---------
Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section
           ------------
3(35) of ERISA for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Books" means all of Borrower's books and records (including all of
           -----
its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

          "Borrower" means SSA.
           --------

          "Borrowing" means a borrowing hereunder consisting of Advances made to
           ---------
Borrower on the same day by the Lenders, or Agent on behalf thereof, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

          "Borrowing Base" has the meaning set forth in Section 2.1.
           --------------                               -----------

          "Business Day" means any day that is not a Saturday, Sunday, or other
           ------------
day on which national banks are authorized or required to close in California, Illinois, or New York.

          "Business Valuation" means a going concern valuation of Borrower and
           ------------------
Borrower's business, as determined by a qualified appraisal company selected by the Lenders and reasonably acceptable to Borrower.

          "Canadian Liens" means those Liens of (a) the Province of Ontario with
           --------------
respect to approximately $150,000 of unpaid sales tax obligations, (b) Comdisco Canada Ltd reflected by the Personal Property Security Act filing with registration number 19971110143315303132, (c) IBM Canada Limited reflected by the Personal Property Security Act filings with registration numbers 19960808191415291290, 19960806190215297012, and 19960503194715299781, and (d)
Hewlett-Packard (Canada) Ltd. reflected by the Personal Property Security Act filing with registration number 19980210180915310426.

          "Canadian Sub" has the meaning set forth in the preamble to this
           ------------
Agreement.

          "Canadian Sub Accounts" means all currently existing and hereafter
           ---------------------
arising accounts, contract rights, and all other forms of obligations owing to Canadian Sub arising out of the sale or lease of goods or the rendition of services by Canadian Sub, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Canadian Sub Books" means all of Canadian Sub's books and records
           ------------------
(including all of its records indicating, summarizing, or evidencing its assets (including the Canadian Sub Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

          "Canadian Sub Closing Date" means the date of the satisfaction, in
           -------------------------
full, of each of the conditions precedent set forth in Section 3.1B hereof.
                                                       ------------

          "Canadian Sub Collateral" means the Canadian Sub Accounts, the
           -----------------------
Canadian Sub Books, the Canadian Sub Equipment, the Canadian Sub General Intangibles, the Canadian Sub Inventory, the Canadian Sub Negotiable Collateral, and all of the other items of collateral in which a Lien is granted by Canadian Sub to Agent pursuant to the Canadian Sub Security Documents.

          "Canadian Sub Dilution" means, as of any date of determination, a
           ---------------------
percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts (other than those reflected on the face of the relevant invoice), advertising allowances, returns, credits, or other dilutive items with respect to the Canadian Sub Accounts, by (b) Canadian Sub's Collections with respect to Canadian Sub Accounts (excluding extraordinary items) plus the Dollar amount of clause (a).

          "Canadian Sub Dilution Reserve" means, as of any date of
           -----------------------------
determination, an amount sufficient to reduce the advance rate against Eligible Canadian Sub Accounts by one percentage point for each percentage point by which Canadian Sub Dilution is in excess of 4.0%.

          "Canadian Sub Equipment" means all of Canadian Sub's present and
           ----------------------
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Canadian Sub Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "Canadian Sub General Intangibles" means all of Canadian Sub's present
           --------------------------------
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Canadian Sub Accounts, and Canadian Sub Negotiable Collateral.

          "Canadian Sub Inventory" means all present and future inventory in
           ----------------------
which Canadian Sub has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Canadian Sub's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Canadian Sub Negotiable Collateral" means all of Canadian Sub's
           ----------------------------------
present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases, and chattel paper.

          "Canadian Sub Security Documents" means certain security and guaranty
           -------------------------------
documents that by their respective terms provide that they are governed by the laws of Canada, in each case in form and substance reasonably satisfactory to Agent.

          "Capital Expenditures" means expenditures that must be capitalized on
           --------------------
a balance sheet in accordance with GAAP, but excluding capitalized software.

          "Capital Lease" means a lease that is required to be capitalized for
           -------------
financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented by
           ----------------------------
obligations under Capital Lease.

          "Change of Control" shall be deemed to have occurred at such time as:
           -----------------
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of all classes of Stock then outstanding of SSA entitled to vote in the election of directors; (b) less than 100% of the issued and outstanding Stock of each Subsidiary that is a Guarantor shall fail to be owned and controlled, beneficially and of record, by SSA or one of the Guarantors; (c) a majority of members of the board of directors of SSA are not Continuing Directors; (d) a "Change in Control" (as such term is defined in the Indenture) occurs; or (e) a "Change of Control Event" (as such term is defined in the Stock Purchase Agreement) occurs.

          "Closing Date" means the date of the making of the initial Advance (or
           ------------
other extension of credit) hereunder.

          "Closing Date Assignments" means those Assignment and Acceptance
           ------------------------
Agreements to be executed and delivered on or about the Closing Date between Foothill, on the one hand, and one or more of Ableco Finance LLC or its Affiliates, on the other hand, relative to the Term Loan B Amount, and the Term Loan C Amount.

          "Closing Date Business Plan" means the set of Projections of Borrower
           --------------------------
for the 2 year period following the Closing Date and ending on October 31, 2001 (on a year by year basis, and for the 1 year period following the Closing Date, on a quarterly basis), in form and substance (including as to scope and underlying assumptions) satisfactory to the Lenders.

          "Code" means the New York Uniform Commercial Code.
           ----

          "Collateral" means all of Borrower's right, title, and interest in and
           ----------
to each of the following:

               (a) the Accounts,
               (b) the Books,
               (c) the Equipment,
               (d) the General Intangibles,
               (e) the Inventory,
               (f) the Investment Property,
               (g) the Negotiable Collateral,

               (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

               (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, bailee letter,
           ---------------------------
or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, the UK Sub Collateral, or the Canadian Sub Collateral, in each case, in form and substance reasonably satisfactory to Agent.

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Specified Obligors.

          "Commitment" means, with respect to each Lender, its Revolving Credit
           ----------
Commitment, Term Loan A Sub-Commitment, Letter of Credit Sub-Commitment, Term Loan B Commitment, Term Loan C Commitment, or Total Commitment, as the context requires and, with respect to all Lenders, their Revolving Credit Commitments, Term Loan A Sub-Commitments, Letter of Credit Sub-Commitments, Term Loan B Commitments, Term

Loan C Commitments, or Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of
                      ------------
the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                               ------------

          "Common Share Limit" shall have the meaning set forth in Section 18.1.
           ------------------                                      ------------

          "Common Stock" shall mean the common stock, par value $0.0033 per
           ------------
share, of SSA.

          "Compliance Certificate"  means a certificate substantially in the
           ----------------------
form of Exhibit C-2 delivered by the chief financial officer of Borrower to
        -----------
Agent.

          "Contingent Surviving Obligations" means all contingent Obligations of
           --------------------------------
Borrower to indemnify Lender Group under this Agreement or the other Loan Documents.

          "Continuing Director" means, as of any date of determination, a member
           -------------------
of the board of directors of SSA who (a) was a member of the board of directors of SSA on the Closing Date, or (b) was nominated to be a member of the board of directors of SSA by a majority of the Continuing Directors (or subsequent nominees thereof) then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

          "Control Agreement" means a control agreement, in form and substance
           -----------------
reasonably satisfactory to Agent, among Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

          "Conversion Amount" has the meaning set forth in Section 18.2.
           -----------------                               ------------

          "Conversion Date" has the meaning set forth in Section 18.2.
           ---------------                               ------------

          "Conversion Price" means the lower of: (a) 80% of the average of the
           ----------------
daily closing bid prices for the 30 consecutive trading days immediately prior to the Conversion Date (the "Variable Conversion Price"), or (b) the closing bid price per share of Common Stock of SSA on the trading day immediately preceding the Closing Date (the "Fixed Conversion Price"), in each case, subject to adjustment as provided in Section 18.
                          ----------

          "Conversion Shares" means the shares of Common Stock issued upon
           -----------------
conversion of the Term Loan C Amount.

          "copyright" shall have the meaning ascribed to such term in the United
           ---------
States Copyright Act of 1976 (as amended), and includes unregistered copyrights.

          "Copyright Security Agreement" means that certain Copyright Security
           ----------------------------
Agreement, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

          "Daily Balance" means, with respect to each day during the term of
           -------------
this Agreement, the amount of an Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Defaulting Lender" means any Lender that fails to make any Advance
           -----------------
that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

          "Defaulting Lender Rate" means the Base Rate for the first 3 days from
           ----------------------
and after the date the relevant payment is due and, thereafter, at that interest rate equal to the greater of (a) the interest rate then applicable to Advances, and (b) the Base Rate.

          "Designated Account" means account number 4232046 of Borrower
           ------------------
maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means American National Bank and Trust
           -----------------------
Company of Chicago, whose office is located at 120 South LaSalle Street, Chicago Illinois, 60606 and whose ABA number is 071-000-770.

          "Dilution" means, as of any date of determination, a percentage, based
           --------
upon the experience of the immediately prior 365 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts (other than those reflected on the face of the relevant invoice), advertising allowances, returns, credits, or other dilutive items with respect to the Accounts, by (b) Borrower's Collections with respect to Accounts (excluding extraordinary items) plus the Dollar amount of clause (a).

          "Dilution Reserve" means, as of any date of determination, an amount
           ----------------
sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 4.0%.

          "Disbursement Letter" means an instructional letter executed and
           -------------------
delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

          "Dollars" or "$" means United States dollars.
           -------      -

          "EBITDA" means, with respect to any fiscal period, Borrower's
           ------
consolidated earnings (excluding extraordinary gains) before all interest expense, taxes, and depreciation and amortization expense for such period, determined in accordance with GAAP; provided, however, for purposes of determining compliance with Section 7.20(a),
--------  -------                                              ---------------
for the fiscal quarter ending October 31, 1999, EBITDA shall not include any charges resulting from the conversion option granted in connection with Term Loan C.

          "Eligible Accounts" means Eligible Borrower Accounts, Eligible UK Sub
           -----------------
Accounts, or Eligible Canadian Accounts, as the case may be.

          "Eligible Borrower Accounts" means those Accounts created by Borrower
           --------------------------
in the ordinary course of business, that arise out of Borrower's sale, license, or lease of goods or software or rendition of services, that comply with each and all of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. Except as otherwise determined by Agent in its Permitted Discretion, Eligible Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or Accounts that are more than 90 days past due;

          (b) (i) Accounts derived from service sales with respect to which the payment terms are in excess of 30 days, and (ii) Accounts derived from software license or maintenance sales with respect to which the payment terms are in excess of 30 days; provided however, any portion of an Account that is deemed
                   -------- -------
ineligible under clause (ii) may become an Eligible Borrower Account 30 days prior to the date on which such portion of such Account is due and payable (but shall not be eligible if Borrower does not send an invoice to the Account Debtor on or about the 30th day prior to the due date for such portion) and so long as the applicable Account Debtor has paid in full previously due and payable portions of such Account;

          (c) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

          (d) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

          (e) Accounts with respect to which goods or software are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (f) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any State thereof or under the laws of Canada or any Province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. (S) 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, UK Sub, or Canadian Sub, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, in each case, to the extent of such claim, right of offset, assertion, or dispute;

          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (or such higher percentage for specific Account Debtors as Borrower may request and Agent, in its Permitted Discretion, may approve from time to time; provided, however, that, Agent shall not increase the
                           --------  -------
foregoing percentage above 25% without the consent of those Lenders party to this Agreement after giving effect to the Closing Date Assignments) of the sum of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

          (j) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition and, as to which, Agent has endeavored to notify (verbally or otherwise) Borrower;

          (l) Accounts with respect to which the goods or software giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

          (m) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

          (n) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods, software, or services.

          (o) Accounts with respect to which Borrower received from the Account Debtor a customer deposit, to the extent of such customer deposit;

          (p) Accounts with respect to which any commissions are owed to any Person, to the extent of such commissions; and

          (q) Accounts that have been transferred to Borrower's legal or collection department.

          "Eligible Canadian Sub Accounts" means those Canadian Sub Accounts
           ------------------------------
created by Canadian Sub in the ordinary course of business, that arise out of Canadian Sub's sale, license or lease of goods or software or rendition of services, that comply with each and all of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. Eligible Canadian Sub Accounts shall not include the following:

          (a) Canadian Sub Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or Canadian Sub Accounts that are more than 90 days past due;

          (b) Canadian Sub Accounts derived from service sales with respect to which the payment terms are in excess of 30 days, and (ii) Canadian Sub Accounts derived from software license, or maintenance sales with respect to which the payment terms are in excess of 30 days; provided however, any portion of a
                                        -------- -------
Canadian Sub Account that is deemed ineligible under clause (ii) may become an Eligible Canadian Sub Account 30 days prior to the date on which such portion of such Canadian Sub Account is due and payable (but shall not be eligible if Canadian Sub does not send an invoice to the Account Debtor on or about the 30th day prior to the due date for such portion) and so long as the applicable Account Debtor has paid in full previously due and payable portions of such Canadian Sub Account;

          (c) Canadian Sub Accounts owed by an Account Debtor or its Affiliates where 50% or more of all accounts and Canadian Sub Accounts owed by that account debtor (or its Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of Eligible Borrower Accounts;

          (d) Canadian Sub Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Canadian Sub;

          (e) Canadian Sub Accounts with respect to which goods or software are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (f) Canadian Sub Accounts that are not payable in Dollars or in Canadian dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the Untied States or Canada, or any State or Province thereof, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (g) Canadian Sub Accounts with respect to which the Account Debtor is a creditor of Borrower or Canadian Sub, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Canadian Sub Account, in each case, to the extent of such claim, right of offset, assertion, or dispute;

          (h) Canadian Sub Accounts with respect to an Account Debtor whose total obligations owing to Canadian Sub exceed 10% (or such higher percentage for specific account debtors as Borrower may request and Agent, in its Permitted Discretion, may approve from time to time; provided, however, that, Agent shall
                                           --------  -------
not increase the foregoing percentage above 25% without the consent of those Lenders party to this Agreement after giving effect to the Closing Date Assignments) of the Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

          (i) Canadian Sub Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (j) Canadian Sub Accounts the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition and, as to which, Agent has endeavored to notify (verbally or otherwise) Borrower;

          (k) Canadian Sub Accounts with respect to which the goods or software giving rise to such Canadian Sub Account have not been shipped and billed to the Account Debtor, the services giving rise to such Canadian Sub Account have not been performed and accepted by the Account Debtor, or the Canadian Sub Account otherwise does not represent a final sale;

          (l) Canadian Sub Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Canadian Sub of the subject contract for goods, software or services;

          (m) Canadian Sub Accounts with respect to which Canadian Sub received from the Account Debtor a customer deposit, to the extent of such customer deposit;

          (n) Canadian Sub Accounts with respect to which any commissions are owed to any Persons, to the extent of such commissions; and

          (o) Canadian Sub Accounts that have been transferred to Canadian Sub's legal or collection department.

          "Eligible Foreign Accounts" means, as of any date of determination, an
           -------------------------
Account that (i) qualifies as an Eligible Borrower Account except for the fact that it is a Foreign Account, and (ii) Agent, in its Permitted Discretion, believes is owed by an Account Debtor of acceptable credit quality (including foreign exchange exposure and country risk).

          "Eligible Transferee" means (a) a commercial bank organized under the
           -------------------
laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender (including any funds or investment accounts managed by such Lender), (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Eligible UK Sub Accounts" means those UK Sub Accounts created by UK
           ------------------------
Sub in the ordinary course of business, that arise out of UK Sub's sale, license or lease of goods or software or rendition of services, that comply with each and all of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. Eligible UK Sub Accounts shall not include the following:

          (a) UK Sub Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or UK Sub Accounts that are more than 90 days past due;

          (b) UK Sub Accounts derived from service sales with respect to which the payment terms are in excess of 30 days, and (ii) UK Sub Accounts derived from software license or maintenance sales with respect to which the payment terms are in excess of 30 days; provided, however, any portion of a UK Sub
                                --------  -------
Account that is deemed ineligible under clause (ii) may become an Eligible UK Sub Account 30 days prior to the date on which such portion of such UK Sub Account is due and payable (but shall not be eligible if UK Sub does not send an invoice to the Account Debtor on or about the 30th day prior to the due date for such portion) and so long as the applicable Account Debtor has paid in full previously due and payable portions of such UK Sub Account;

          (c) UK Sub Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts and UK Sub Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of Eligible Borrower Accounts;

          (d) UK Sub Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of UK Sub;

          (e) UK Sub Accounts with respect to which goods or software are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (f) UK Sub Accounts that are not payable in Dollars or in the official currency of a Specified State (or in european currency units) or with respect to which the Account Debtor: (i) does not maintain its chief executive office in a Specified State, or (ii) is not organized under the laws of a Specified State, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (g) UK Sub Accounts with respect to which the Account Debtor is a creditor of Borrower or UK Sub, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the UK Sub Account, in each case, to the extent of such claim, right of offset, assertion, or dispute;

          (h) UK Sub Accounts with respect to an Account Debtor whose total obligations owing to UK Sub exceed 10% (or such higher percentage for specific Account Debtors as Borrower may request and Agent, in its Permitted Discretion, may approve from time to time; provided, however, that, Agent shall not increase
                               --------  -------
the foregoing percentage above 25% without the consent of those Lenders party to this Agreement after giving effect to the Closing Date Assignments) of the Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

          (i) UK Sub Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (j) UK Sub Accounts the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition and, as to which, Agent has endeavored to notify (verbally or otherwise) Borrower;

          (k) UK Sub Accounts with respect to which the goods giving rise to such UK Sub Account have not been shipped and billed to the Account Debtor, the services giving rise to such UK Sub Account have not been performed and accepted by the Account Debtor, or the UK Sub Account otherwise does not represent a final sale;

          (l) UK Sub Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by UK Sub of the subject contract for goods or services;

          (m) UK Sub Accounts with respect to which UK Sub received from the Account Debtor a customer deposit, to the extent of such customer deposit;

          (n) UK Sub Accounts with respect to which any commissions are owed to any Persons, to the extent of such commissions; and

          (o) UK Sub Accounts that have been transferred to UK Sub's legal or collection department.

          "Equipment" means all of Borrower's present and hereafter acquired
           ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.
           ----------------                               ---------

          "Excess Availability" means the amount, as of the date any
           -------------------
determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower, UK Sub, and Canadian Sub aged in excess of 75 days with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and any successor statute.

          "Exchange Rate" means and refers to the nominal rate of exchange
           -------------
(vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

          "Existing Lender" means American National Bank and Trust Company of
           ---------------
Chicago.

          "Family Member" means, with respect to any individual, any other
           -------------
individual having a relationship by blood (to the second degree of consanguinity), by marriage, or adoption to such individual.

          "Family Trusts" means, with respect to any individual, trusts or other
           -------------
estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

          "Fee Letter" means that certain fee letter, dated as of even date
           ----------
herewith, between Borrower and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

          "FEIN" means Federal Employer Identification Number.
           ----

          "Foothill" means Foothill Capital Corporation, a California
           --------
corporation.

          "Foreign Accounts" means Accounts with respect to which any one or
           ----------------
more of the following is true: (i) the Account Debtor does not maintain its chief executive office in the United States or Canada, or (ii) the Account Debtor is not organized under the laws of the United States or any State thereof or under the laws of Canada or any Province thereof, or (iii) the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

          "Foreign Concentration Account" has the meaning set forth in
           -----------------------------
Section 2.7(b).
-------------

          "Foreign Concentration Account Agreements" means, individually and
           ----------------------------------------
collectively, those certain concentration account agreements, each in form and substance (including with respect to blocked account arrangements (if any)) reasonably satisfactory to Agent, among Agent, UK Sub, or Canadian Sub (as applicable), and the Foreign Concentration Account Bank.

          "Foreign Concentration Account Bank" means, in the case of UK Sub,
           ----------------------------------
Royal Bank of Scotland, and in the case of Canadian Sub, Bank of Nova Scotia.

          "Foreign Exchange Reserve" means, as of any date of determination, an
           ------------------------
amount to be determined by Agent in its Permitted Discretion.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's present and future
           -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

          "Governing Documents" means, with respect to any Person, the
           -------------------
certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          Governmental Authority" means any nation or government, parliament or
          ----------------------
legislature or any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxation or administrative functions of or pertaining to government.

          "Guarantors" means, individually and collectively, jointly and
           ----------
severally, Canadian Sub, UK Sub, SSA Japan Corporation, a Delaware corporation, SSA Pacific Rim Corporation, a Delaware corporation, System Software Associates (Japan) LLC, a Delaware limited liability company, System Software Associates, (JapanAcclaim, Softwright, System Software Associates Iberica S.A., a corporation organized under the laws of Spain, SSA System Software Associates GmbH, a corporation organized under the laws of Germany, SSA Italia SpA, a corporation organized under the laws of Italy, SSA Benelux BV, a corporation organized under the laws of the Netherlands, System Software Associates Asia Pacific Pte Ltd., a corporation organized under the laws of Singapore, SSA Pacific Pty Limited, a corporation organized under the laws of Australia, SSA Pacific (NZ) Limited, a corporation organized under the laws of New Zealand, System Software Associates do Brasil Ltda, a corporation organized under the laws of Brazil, and System Software Associates de Mexico, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico.

          "Guaranty" means that certain General Continuing Guaranty, dated as of
           --------
even date herewith, executed and delivered by each Guarantor, in favor of Agent for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Immaterial Subsidiary" means, collectively, Astral International
           ---------------------
Corporation, a Massachusetts corporation, SSA Caribbean, Inc., a Delaware corporation, System Software Associates (FSC), Inc., a corporation organized under the laws of the Virgin Islands, Computer Options, Inc., a Delaware corporation, Astral International Corporation, a Massachusetts corporation, Noftek N.W., Inc., an Oregon corporation, Priority Systems, Inc., a Texas corporation, Knight Enterprises, Inc., a Texas corporation, SSA Acclaim Resource Management Limited, a corporation organized under the laws of England and Wales, Acclaim Computer Systems Limited, a corporation organized under the laws of England and Wales, and Kiosk Company Limited, a corporation organized under the laws of England and Wales.

          "Indebtedness" means (a) all obligations of Borrower for borrowed
           ------------
money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases in an amount equal to the principal balance of such Capital Leases calculated in accordance with GAAP, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.
           -----------------------                               ------------

          "Indemnified Person" has the meaning set forth in Section 11.3.
           ------------------                               ------------

          "Indenture" means that certain Indenture, dated as of September 12,
           ---------
1997, between SSA and Harris Trust and Savings Bank, as Trustee, as amended, supplemented, or otherwise modified from time to time.

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intercompany Subordination Agreement" means an Intercompany
           ------------------------------------
Subordination Agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by each of the Obligors in favor of the Agent.

          "Inventory" means all present and future inventory in which Borrower
           ---------
has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment" means, with respect to any Person, any investment by such
           ----------
Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Property" means "investment property" as that term is
           -------------------
defined in of the Code, whether now owned or hereafter acquired by the Obligors.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
successor statute.

          "L/C" has the meaning set forth in Section 2.12(a).
           ---                               ---------------

          "L/C Undertaking" has the meaning set forth in Section 2.12(a).
           ---------------                               ---------------

          "Legal Requirements" means all applicable international, foreign,
           ------------------
federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, or regulations.

          "Lender" and "Lenders" have the respective meanings set forth in the
           ------       -------
preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 hereof.
                                                    ------------

          "Lender Group" means, individually and collectively, each of the
           ------------
Lenders, and Agent.

          "Lender Group Expenses" means all (a)  costs or expenses (including
           ---------------------
taxes, and insurance premiums) required to be paid by the Obligors under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by any member of the Lender Group in connection with any member of the Lender Group's transactions with the Obligors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic appraisals of the Collateral, UK Sub Collateral, and Canadian Sub Collateral), (c) costs and expenses incurred by any member of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by any member of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by any member of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, the UK Sub Collateral, or Canadian Sub Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by any member of the Lender Group in examining the Books or books and records of any other Obligor, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any member of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any member of the Lender Group's relationship with the Obligors, (h) reasonable fees and expenses (including attorneys fees and expenses, and expenses of third party consultants, advisors, or independent contractors) incurred by any member of the Lender Group in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses, and expenses of third party consultants, advisors, or independent contractors, incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding any of the Obligors), defending, or concerning the Loan Documents, irrespective of whether suit is brought, and (i) each of the Lenders' reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any of the Obligors), or defending the Loan Documents.

          "Lender-Related Person" means, with respect to any Lender, such
           ---------------------
Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context
           ----------------
requires.

          "Letter of Credit Sub-Commitment" means, for each Lender, the Dollar
           -------------------------------
amount of the obligation of such Lender to participate in any Letters of Credit, as such amount is set forth opposite the name of such Lender under the caption Letter of Credit Sub-Commitment on Schedule C-1.
                                   ------------

          "Letter of Credit Usage" means, as of any date of determination, the
           ----------------------
aggregate undrawn amount of all outstanding Letters of Credit.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.
           ------------                               ------------

          "Loan Documents" means this Agreement, the Disbursement Letter, the
           --------------
Fee Letter, the Lockbox Agreements, the Letters of Credit, the Guaranty, the Pledge Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Control Agreement, the Suretyship Agreement, the Intercompany Subordination Agreement, the Registration Rights Agreement, the Canadian Sub Security Documents, the UK Sub Security Documents, any note or notes executed by any of the Obligors in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any of the Obligors and any member of the Lender Group in connection with this Agreement.

          "Lockbox Account" shall mean a depositary account established pursuant
           ---------------
to one of the Lockbox Agreements.

          "Lockbox Agreements" means those certain lockbox agreements and those
           ------------------
certain depository agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

          "Lockbox Banks" means American National Bank and Trust Company of
           -------------
Chicago (or such other banks as may be agreed to by Agent and Borrower, from time to time).

          "Lockboxes" has the meaning set forth in Section 2.7.
           ---------                               -----------

          "Maintenance Agreement" means the Obligors' standard form of
           ---------------------
maintenance agreement entered into between an Obligor and its customer in order to memorialize such Obligor's ongoing customer service, consulting, repair, and maintenance obligations with respect to such customer.

          "Material Adverse Change" means (a) a material adverse change in the
           -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Specified Obligors, taken as a whole,
(b) the material impairment of the Specified Obligors' ability, taken as a whole, to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, the UK Sub Collateral, or the Canadian Sub Collateral or (c) a material impairment of the priority of the Agent's Liens or Agent's Term Loan Liens with respect to the Collateral, UK Sub Collateral, or Canadian Sub Collateral as a result of an action or failure to act on the part of any Obligor.

          "Maturity Date" has the meaning set forth in Section 3.4.
           -------------                               -----------

          "Maximum Revolver Amount" means $30,000,000.
           -----------------------

          "Negotiable Collateral" means all of Borrower's now owned and
           ---------------------
hereafter acquired letters of credit, notes, drafts, instruments, security certificates, documents, and chattel paper.

          "Obligations" means all loans (including the Term Loan A, the Term
           -----------
Loan B, and the Term Loan C), Advances, debts, principal, interest (including the Term Loan A PIK Amount, the Term Loan B PIK Amount, the Term Loan C PIK Amount, and any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Obligors" means, individually and collectively, Borrower and the
           --------
Specified Guarantors.

          "Operating Amount" means, as of any date of determination, an amount
           ----------------
equal to the UK Sub's or Canadian Sub's, as applicable, anticipated expenditures (forecasted for the next 30 days) that are to be made in the ordinary course of business, including, without limitation, taxes, payroll expenses, or lease payments.

          "Overadvance" has the meaning set forth in Section 2.5.
           -----------                               -----------

          "Participant" has the meaning set forth in Section 14.1(e).
           -----------                               ---------------

          "Pay-Off Letter" means a letter, in form and substance reasonably
           --------------
satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

          "Permitted Discretion", with respect to any determination by a member
           --------------------
of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) sales, exchanges, trade-ins or
           ----------------------
other dispositions of Equipment, UK Sub Equipment, or Canadian Sub Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's, UK Sub's, or Canadian Sub's, as applicable, business, (b) sales of Inventory, UK Sub Inventory, or Canadian Sub's Inventory to buyers in the ordinary course of Borrower's, UK Sub's, or Canadian Sub's, as applicable, business, (c) the use or transfer of money, or cash equivalents by an Obligor in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by the Obligors, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the Obligors' business.

          "Permitted Holder" means Roger E. Covey, and his Family Members, and
           ----------------
his Family Trusts.

          "Permitted Investments" means, collectively: (a) direct obligations
           ---------------------
of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year; (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof; (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to Agent; (e) loans and advances to officers and employees of the Obligors in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $500,000; (f) investments in negotiable instruments for collection; (g) advances made in connection with purchases of goods or services in the ordinary course of business; (h) so long as no Event of Default has occurred and is continuing or would result therefrom and so long as Borrower has Excess Availability after giving effect thereto of at least $5,000,000, Borrower may make Investments in each of its Subsidiaries (other than the Obligors) during any calendar month of not more than $1,000,000; (i) so long as each of the conditions set forth in
Section 3.1A have been satisfied, or waived in accordance with the provisions of
------------
this Agreement, Borrower may make Investments in UK Sub, Acclaim, and Softwright, and (j) so long as each of the conditions set forth in Section 3.1B
                                                                   ------------
have been satisfied, or waived in accordance with the provisions of this Agreement, Borrower may make Investments in Canadian Sub.

          "Permitted Liens" means (a) Liens held by Agent for the benefit of the
           ---------------
Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the
                                                      ------------
interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(h) Liens or deposits to secure performance of bids, tenders, leases, or other agreements incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral, the UK Sub Collateral, or Canadian Sub Collateral by Borrower or the value of any of the Agent's Liens or Agent's Term Loan Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of Borrower.

          "Permitted Preferred Stock" means 10,000 shares of Series A Preferred
           -------------------------
Stock, par value $.01, of SSA.

          "Permitted Protest" means the right of an Obligor to protest any Lien
           -----------------
(other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental or license payment, provided that (a) a Reserve with respect to such obligation is established on the Books, UK Sub Books, or Canadian Sub Books, as applicable, in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by the applicable Obligor in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral, the UK Sub Collateral, or the Canadian Sub Collateral.

          "Permitted Purchase Money Indebtedness" means, as of any date of
           -------------------------------------
determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed $3,000,000.

          "Permitted Subordinated Debt" means those certain 7% Convertible
           ---------------------------
Subordinated Notes, due September 15, 2002, in the original principal amount of $138,000,000.00 issued pursuant to the Indenture.

          "Person" means natural persons, corporations, limited liability
           ------
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Pledge Agreement" means a pledge agreement, in form and substance
           ----------------
satisfactory to Agent in its Permitted Discretion, executed and delivered by Borrower and certain Subsidiaries of Borrower to Agent with respect to the pledge of the Stock of each of each Borrower's direct and indirect Subsidiaries.

          "Projections" means Borrower's forecasted (a) balance sheets, (b)
           -----------
income statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means:
           --------------

          (a) with respect to a Lender's obligation to make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments with respect thereto, the percentage obtained by dividing (i) such Lender's Letters of Credit Sub-Commitment, by (ii) the aggregate amount of all Lenders' Letters of Credit Sub-Commitments,

          (c) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest (including the Term Loan A PIK Amount), fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Sub-Commitment, by (ii) the aggregate amount of all Lenders' Term Loan A Sub-Commitments,

          (d) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest (including the Term Loan B PIK Amount), fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by (ii) the aggregate amount of all Lender's Term Loan B Commitments,

          (e) with respect to a Lender's obligation to make the Term Loan C and receive payments of interest (including the Term Loan C PIK Amount), fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan C Commitment, by (ii) the aggregate amount of all Lender's Term Loan C Commitments, and

          (f) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i)
                          ------------
such Lender's Total Commitment, by (ii) the aggregate amount of all Lenders' Total Commitments.

          "Purchase Money Indebtedness" means Indebtedness (other than the
           ---------------------------
Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Real Property" means any estates or interests in real property now
           -------------
owned or hereafter acquired by one or more of the Obligors.

          "Recurring Service and Maintenance Revenues" means, with respect to
           ------------------------------------------
any period, the total revenues of Borrower, determined on a consolidated basis, for such period that are derived from services and ongoing support as reflected in Borrower's financial statements in accordance with its historical practices.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, in form and substance satisfactory to the Term Loan C Lender, by and between Borrower and the Term Loan C Lender, with respect to the shares of Common Stock that Term Loan C Lender may acquire and certain rights associated with such shares.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares
           ----------------
aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

          "Required Library" means, as of any date of determination, the set or
           ----------------
collection of existing copyrights of the Obligors relating to software of the Obligors that generated not less than 85% of the aggregate amount of current revenues arising from software sales and licensing of the Obligors (as determined on a consolidated basis in accordance with GAAP).

          "Reserves" means the Foreign Exchange Reserve and any other reserves
           --------
that may be established in accordance with the express provisions of this Agreement.

          "Revolving Credit Commitment" means, for each Lender, the Dollar
           ---------------------------
amount of the obligation of such Lender to make Advances, as such amount is set forth opposite the name of such Lender under the caption Revolving Credit Commitment on Schedule C-1.
              ------------

          "Revolver Usage" means, as of any date of determination, the sum of
           --------------
(a) the aggregate amount of Advances outstanding, plus (b) the amount of the Letter of Credit Usage.

          "Risk Participation Liability" means, as to each Letter of Credit, all
           ----------------------------
reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and
(c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SSA" has the meaning set forth in the preamble to this Agreement.
           ---

          "SSA Limited" has the meaning set forth in the preamble to this
           -----------
Agreement.

          "SEC" means the United States Securities and Exchange Commission and
           ---
any successor thereto.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in Section 8-501 of the Code.

          "Securities Act" means the Securities Act of 1933, as amended, and
           --------------
all rules and regulations promulgated thereunder.

          "Security Agreement" means a Security Agreement, in form and substance
           ------------------
satisfactory to Agent in its Permitted Discretion, executed and delivered by certain of the Guarantors in favor of the Agent.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).
           ----------                               -----------------

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).
           ---------------                               -----------------

          "Software License Agreement" means the Obligors' standard form of
           --------------------------
software license agreement entered into between an Obligor and its customer in order to consummate the license of software and sale of related services.

          "Softwright" means SSA Softwright Limited, a corporation organized
           ----------
under the laws of England and Wales and registered with company number 1467614.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Special Reserve" means, from and after the Closing Date up to the
           ---------------
date on which Agent receives evidence reasonably satisfactory to Agent that the Obligors' collateral and financial reporting systems have been upgraded such that such systems are capable of producing collateral and financial reports at such intervals and with such specificity as is deemed acceptable by Agent in its sole discretion, an amount equal to $2,000,000.

          "Specified Guarantors" means UK Sub, Canadian Sub, Acclaim, and
           --------------------
Softwright.

          "Specified Obligors" means Borrower, UK Sub, and Canadian Sub.
           ------------------

          "Specified State" means England, Scotland, Wales, or any other
           ---------------
jurisdiction approved by Agent in its Permitted Discretion.

          "Stock" means all shares, options, warrants, interests,
           -----
participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stock Purchase Agreement" means that certain Amended and Restated
           ------------------------
Securities Purchase Agreement, dated as of September 8, 1997, as amended by that certain Amendment Number One to Securities Purchase Agreement, dated as of even date herewith, between SSA and H&Q SSA Investors, L.P. relative to the sale by SSA of the Permitted Preferred Stock.

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Suretyship Agreement"  means a Suretyship Agreement, in form and
           --------------------
substance satisfactory to Agent in its Permitted Discretion, executed and delivered by each Obligor to Agent for the benefit of the Lender Group.

          "Swing Lender" means any Lender appointed as such by the Agent in
           ------------
writing, which appointment has been accepted by such Lender in writing.

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).
           ----------                               -----------------

          "Term Loan A" has the meaning set forth in Section 2.2(a).
           -----------                               --------------

          "Term Loan A Amount" means, as of any date of determination, the
           ------------------
outstanding principal amount of the Term Loan A, plus the then extant Term Loan A PIK Amount.

          "Term Loan A PIK Amount" means as of any date of determination, the
           ----------------------
amount of all interest accrued with respect to the Term Loan A Amount that has been paid-in-kind by being added to the balance thereof in accordance with
Section 2.6(a)(ii).
------------------

          "Term Loan A Sub-Commitment" means, for each Lender, (a) prior to the
           --------------------------
funding of Term Loan A, the Dollar amount of the obligation of such Lender to make its portion of Term Loan A, as such amount is set forth opposite the name of such Lender under the caption Term Loan A Sub-Commitment on Schedule C-1, and
                                                               ------------
(b) thereafter, such Lender's Pro Rata Share of the then outstanding Term Loan A Amount.

          "Term Loan B" has the meaning set forth in Section 2.2(b).
           -----------                               --------------

          "Term Loan B Amount" means, as of any date of determination, the
           ------------------
outstanding principal amount of the Term Loan B, plus the then extant Term Loan B PIK Amount.

          "Term Loan B PIK Amount" means as of any date of determination, the
           ----------------------
amount of all interest accrued with respect to the Term Loan B that has been paid-in-kind by being added to the balance thereof in accordance with Section2.6(a)(iii).
------------------

          "Term Loan B Commitment" means, for each Lender, (a) prior to the
           ----------------------
funding of Term Loan B, the Dollar amount of the obligation of such Lender to make its portion of Term Loan B, as such amount is set forth opposite the name of such Lender under the caption Term Loan B Commitment on Schedule C-1, and (b)
                                                           ------------
thereafter, such Lender's Pro Rata Share of the then outstanding Term Loan B Amount.

          "Term Loan C" has the meaning set forth in Section 2.2(c).
           -----------                               --------------

          "Term Loan C Amount" means, as of any date of determination, the
           ------------------
outstanding principal amount of the Term Loan C, plus the then extant Term Loan C PIK Amount.

          "Term Loan C Lender"  has the meaning set forth in Section 18.1.
           ------------------                                ------------

          "Term Loan C PIK Amount" means as of any date of determination, the
           ----------------------
amount of all interest accrued with respect to the Term Loan C that has been paid-in-kind by being added to the balance thereof in accordance with Section2.6(a)(iv).
-----------------

          "Term Loan C Commitment" means, for each Lender, (a) prior to the
           ----------------------
funding of Term Loan C, the Dollar amount of the obligation of such Lender to make its portion of Term Loan C, as such amount is set forth opposite the name of such Lender under the caption Term Loan C Commitment on Schedule C-1, and (b)
                                                           ------------
thereafter, such Lender's Pro Rata Share of the then outstanding Term Loan C Amount.

          "Total Commitment" means, for each Lender, the sum of such Lender's
           ----------------
Revolving Credit Commitment, such Lender's Term Loan B Commitment, and such Lender's Term Loan C Commitment, as such amount is set forth opposite the name of such Lender under the caption Total Commitment on Schedule C-1.
                                                     ------------

          "Trademark Security Agreement" means that certain Trademark Security
           ----------------------------
Agreement, dated as of even date herewith, between the Borrower and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

          "UK Liens" means (i) a Lien granted in favor of Lloyds Bank by Acclaim
           --------
securing Indebtedness in the approximate principal amount of 40,000 English pounds, (ii) a Lien granted in favor of Royal Bank of Scotland by Acclaim, (iii) a Lien granted in favor of Close Brothers Limited by Acclaim securing Indebtedness in the approximate principal amount of 60,000 English pounds, (iv) a Lien granted in favor of Royal Bank of Scotland by UK Sub in respect of a cash deposit in the approximate principal amount of 55,000 English pounds, (v) a Lien granted in favor of Royal Bank of Scotland by UK Sub in respect of a cash deposit in the approximate principal amount of $500,000, and (vi) a Lien granted in favor of National Westminster Bank by Softwright.

          "UK Sub" means SSA Limited.
           ------

          "UK Sub Accounts" means all currently existing and hereafter arising
           ---------------
accounts, contract rights, and all other forms of obligations owing to UK Sub arising out of the sale or lease of goods or the rendition of services by UK Sub, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "UK Sub Books" means all of UK Sub's books and records (including all
           ------------
of its records indicating, summarizing, or evidencing its assets (including the UK Sub Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

          "UK Sub Closing Date" means the date of the satisfaction, in full, of
           -------------------
each of the conditions precedent set forth in Section 3.1A hereof.
                                              ------------

          "UK Sub Collateral" means the UK Sub Accounts, the UK Sub Books, the
           -----------------
UK Sub Equipment, the UK Sub General Intangibles, the UK Sub Inventory, the UK Sub Negotiable Collateral, and all of the other items of collateral in which a Lien is granted by UK Sub to Agent pursuant to the UK Sub Security Documents.

          "UK Sub Dilution" means, as of any date of determination, a
           ---------------
percentage, based upon the experience of the immediately prior 365 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts (other than those reflected on the face of the relevant invoice), advertising allowances, returns, credits, or other dilutive items with respect to the UK Sub Accounts, by (b) UK Sub's Collections with respect to UK Sub Accounts (excluding extraordinary items) plus the Dollar amount of clause (a).

          "UK Sub Dilution Reserve" means, as of any date of determination, an
           -----------------------
amount sufficient to reduce the advance rate against Eligible UK Sub Accounts by one percentage point for each percentage point by which UK Sub Dilution is in excess of 4.0%.

          "UK Sub Equipment" means all of UK Sub's present and hereafter
           ----------------
acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or UK Sub Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "UK Sub General Intangibles" means all of UK Sub's present and future
           --------------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, UK Sub Accounts, and UK Sub Negotiable Collateral.

          "UK Sub Inventory" means all present and future inventory in which UK
           ----------------
Sub has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of UK Sub's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "UK Sub Negotiable Collateral" means all of UK Sub's present and
           ----------------------------
future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases, and chattel paper.

          "UK Sub Security Documents" means certain security and guaranty
           -------------------------
documents that by their respective terms provide that they are governed by the laws of England, including a Debenture between UK Sub and Agent, in each case in form and substance reasonably satisfactory to Agent.

          "Voidable Transfer" has the meaning set forth in Section 17.7.
           -----------------                               ------------

          "Year 2000 Compliant" means, with regard to any Person, that all
           -------------------
software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

     1.2  Accounting Terms. All accounting terms not specifically defined herein
          ----------------
shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "SSA" or "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean SSA and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3  Code. Any terms used in this Agreement that are defined in the Code
          ----
shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4  Construction. Unless the context of this Agreement or any other Loan
          ------------
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

     1.5  Schedules and Exhibits. All of the schedules and exhibits attached to
          ----------------------
this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1  Revolver Advances.
          -----------------

               (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolving Credit Commitment agrees to make advances ("Advances") to Borrower in an amount at any
                                     --------
one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Term Loan A Amount, and the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of
                                                         --------------
any date of determination, shall mean the least of:

                    (w)  the lesser of

                              (i)  the result of

                                   (A)  85% of the amount of Eligible Borrower
                         Accounts, plus 75% of the amount of Eligible Foreign Accounts, minus the amount, if any, of the Dilution Reserve, plus

                                   (B)  on and after the UK Sub Closing Date,
                         75% of the amount of Eligible UK Sub Accounts, minus the amount, if any, of the UK Sub Dilution Reserve, plus

                                   (C)  on and after the Canadian Sub Closing
                         Date, 85% of the amount of Eligible Canadian Sub

                         Accounts, minus the amount, if any, of the Canadian Sub Dilution Reserve, minus

                                   (D)  the sum of (1) the aggregate amount of
                         Reserves, if any, established by Agent under Section
                                                                      -------
                         2.1(b), plus (2) the amount, if any, of the Foreign
                         ------
                         Exchange Reserve, plus (3) the amount, if any, of the Special Reserve, and

                              (ii) an amount equal to the sum of

                                   (A)  50% of Borrower's Collections with
                         respect to Accounts for the immediately preceding 90 days, plus (B) on and after the UK Sub Closing Date, 50% of UK Sub's Collections with respect to UK Sub Accounts for the immediately preceding 90 days, plus
                         (C) on and after the Canadian Sub Closing Date, 50% of Canadian Sub's Collections with respect to Canadian Sub Accounts for the immediately preceding 90 days, and

                    (x)  an amount equal to the result of

                              (i)  the sum of

                                   (A)  83.33% of Borrower's Collections with
                         respect to Accounts for the immediately preceding 90 days, plus (B) on and after the UK Sub Closing Date, 83.33% of UK Sub's Collections with respect to UK Sub Accounts for the immediately preceding 90 days, plus
                         (C) on and after the Canadian Sub Closing Date, 83.33% of Canadian Sub's Collections with respect to Canadian Sub Accounts for the immediately preceding 90 days, minus

                              (ii) the result of

                                   (A)  an amount equal to the Term Loan A
                         Amount, minus (B) the amount, if any, of cash collateral delivered in pledge by Borrower and held by Agent, and

                    (y)  an amount equal to the result of

                              (i)  the sum of

                                   (A)  116.66% of Borrower's Collections with
                         respect to Accounts for the immediately preceding 90 days, plus (B) on and after the UK Sub Closing Date, 116.66% of UK Sub's Collections with respect to UK Sub Accounts for the immediately preceding 90 days, plus
                         (C) on and after the Canadian Sub Closing Date, 116.66% of Canadian Sub's Collections with respect Canadian Sub Accounts for the immediately preceding 90 days, minus

                              (ii) the result of

                                   (A)  an amount equal to the Term Loan A
                         Amount, the Term Loan B Amount, and the Term Loan C Amount, minus (B) the amount, if any, of cash collateral delivered in pledge by Borrower and held by Agent.

               (b)  Anything to the contrary in this Section 2.1
                                                     -----------
notwithstanding, Agent shall have the right to establish reserves (without duplication) in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) variances in Borrower's Accounts with respect to Borrower's general ledger, (ii) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (iii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, UK Sub Collateral, or Canadian Sub Collateral, which Lien or trust, in the Permitted Discretion of Agent, would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, or sales or excise taxes where given priority under applicable law) in and to such item of the Collateral, UK Sub Collateral, or Canadian Sub Collateral.

               (c) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount less the Term Loan A Amount, and the Letter of Credit Usage.

               (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  Term Loans. (a)  Subject to the terms and conditions of this
          ----------
Agreement, each Lender with a Term Loan A Sub-Commitment agrees, severally and not jointly, to make a term loan on the Closing Date (collectively, the "Term Loan A") to Borrower in the original principal amount equal to its Pro Rata Share of $15,000,000. Term Loan A shall be repaid on the following dates and in the following amounts:

===========================================================================
                Date                                  Installment Amount
---------------------------------------------------------------------------
 October 1, 1999 and on the first of each                 $416,667.00
 month thereafter
---------------------------------------------------------------------------
 Maturity Date                                         Balance then owing
---------------------------------------------------------------------------

          The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A Amount shall be due and payable upon the earliest of (a) the Maturity Date, or (b) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or by mutual agreement. The unpaid principal balance of the Term Loan A Amount may be prepaid, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent without premium or penalty, except as expressly set forth in Section 3.6, all such prepaid amounts to be applied to the installments due
   -----------
on the Term Loan A Amount in the inverse order of their maturity. All amounts outstanding under Term Loan A and the Term Loan A PIK Amount shall constitute Obligations.

          (b) (i) Subject to the terms and conditions of this Agreement, each Lender with a Term Loan B Commitment agrees, severally and not jointly, to make a term loan on the Closing Date (collectively, the "Term Loan B") to Borrower in the original principal amount equal to its Pro Rata Share of $8,500,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan B Amount shall be due and payable upon the earliest of (a) the Maturity Date, or (b) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or by mutual agreement.

          (ii) So long as no Event of Default has occurred and is continuing or would result therefrom, the unpaid principal balance of the Term Loan B Amount may be prepaid, without payment of any premium or penalty, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent (a copy of which notice Agent shall provide promptly upon its receipt to each Lender with a Term Loan B Commitment); provided, however, that, without the prior written consent of the Required Lenders, no such prepayment of the Term Loan B Amount shall be made unless, immediately after giving effect thereto, Excess Availability is not less than $7,500,000.

          (iii) In the event that 116.66% of Borrower's Collections with respect to Accounts for the immediately preceding 90 days, and, on and after the UK Sub Closing Date, 116.66% of UK Sub's Collections with respect to UK Sub Accounts for the immediately preceding 90 days, and, on and after the Canadian Sub Closing Date, 116.66% of Canadian Sub's Collections with respect Canadian Sub Accounts for the immediately preceding 90 days, are less than the aggregate amount of the Term Loan A Amount, Term Loan B Amount, and

Term Loan C Amount and, in the event that the Revolver Usage is zero (-0-), and the Term Loan A Amount has been repaid in full in cash, then Borrower shall either (a) deliver to Agent in pledge cash collateral in an amount equal to any such deficiency, or (b) make a prepayment in respect of the Term Loan B Amount and the Term Loan C Amount (such prepayment to be applied, first, to the Term Loan B Amount and, after the Term Loan B Amount has been paid in full, to the Term Loan C Amount) in an amount equal to any such deficiency. All amounts outstanding under Term Loan B and the Term Loan B PIK Amount shall constitute Obligations.

          (c) (i) Subject to the terms and conditions of this Agreement, each Lender with a Term Loan C Commitment agrees, severally and not jointly, to make a term loan on the Closing Date (collectively, the "Term Loan C") to Borrower in the original principal amount equal to its Pro Rata Share of $2,500,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan C Amount shall be due and payable upon the earliest of (a) the Maturity Date, or (b) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or by mutual agreement.

          (ii) So long as no Event of Default has occurred and is continuing or would result therefrom, the unpaid principal balance of the Term Loan C Amount may be prepaid, without payment of any premium or penalty, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent (a copy of which notice Agent shall provide promptly upon its receipt to each Lender with a Term Loan C Commitment); provided, however,
                                                           --------  -------
that, without the prior written consent of the Required Lenders, no such prepayment of the Term Loan C Amount shall be made unless, immediately after giving effect thereto, Excess Availability is not less than $7,500,000.

          (iii) In the event that 116.66% of Borrower's Collections with respect to Accounts for the immediately preceding 90 days, and, on and after the UK Sub Closing Date, 116.66% of UK Sub's Collections with respect to UK Sub Accounts for the immediately preceding 90 days, and, on and after the Canadian Sub Closing Date, 116.66% of Canadian Sub's Collections with respect Canadian Sub Accounts for the immediately preceding 90 days, are less than the aggregate amount of the Term Loan A Amount, the Term Loan B Amount, and the Term Loan C Amount and, in the event that the Revolver Usage is zero (-0-), and the Term Loan A Amount has been repaid in full in cash, then Borrower shall either (a) deliver to Agent in pledge cash collateral in an amount equal to any such deficiency, or (b) make a prepayment in respect of the Term Loan B Amount and the Term Loan C Amount (such prepayment to be applied, first, to the Term Loan B Amount and, after the Term Loan B Amount has been paid in full, to the Term Loan C Amount) in an amount equal to any such deficiency. The provisions of this
Section 2.2(c) shall not be deemed to restrict the ability of the Term Loan C
--------------
Lender to convert the Term Loan C Amount at any time prior to the date of any such prepayment. All amounts outstanding under Term Loan C and the Term Loan C PIK Amount shall constitute Obligations.

     2.3  Borrowing Procedures and Settlements
          ------------------------------------

                    (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day
immediately preceding the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an
     --------  -------
amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                    (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its
                            --------------
discretion, (i) to have the terms of Section 2.3(c) apply to such requested
                                     --------------
Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided,
         --------------                                           --------
however, that if Swing Lender declines in its sole discretion to make a Swing
-------
Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section
                 --------------                                         -------
2.3(c) apply to such requested Borrowing.
------

                    (c)  Making of Advances.

                    (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as
                       --------------
               described in Section 2.3(b), then promptly after receipt of a
                            --------------
               request for a Borrowing pursuant to Section 2.3(a), Agent shall
                                                   --------------
               notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon the satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section
               --------  -------                                     -------
               2.3(i), Agent shall not request any Lender to make, and no Lender
               ------
               shall make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that
               (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date
                  ---------
               for the applicable Borrowing (unless such condition has been waived in accordance herewith), or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                    (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, on the date of the proposed Borrowing but before the funding of such Borrowing that such Lender will not make available (as and when required hereunder to Agent for the account of Borrower) the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                    (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent as permitted herein. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder.

                    (d)  Making of Swing Loans.

                    (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section
                                                                    -------
               2.3(d) apply to a requested Borrowing as described in Section
               ------                                                -------
               2.3(b), Swing Lender as a Lender shall make an Advance in the
               ------
               amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred
                                                   --------------
               to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a
                  --------------
               Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3
                                                                   ---------
               will not be satisfied on the requested Funding Date for the applicable Borrowing (unless such condition has been waived in accordance herewith), or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section
                                                                        -------
               3 have been satisfied on the Funding Date applicable thereto
               -
               prior to making, in its sole discretion, any Swing Loan.

                    (ii) The Swing Loans shall be secured by the Agent's Liens on the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.
                                                    -----------

                    (e)  Agent Advances.

                    (i) Subject to the limitations set forth in the proviso contained in this Section 2.3(e), Agent hereby is authorized by
                                 --------------
               Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section
                                                                         -------
               3
               -
               have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, the UK Sub Collateral, or Canadian Sub Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section
                  ----------                                        -------
               2.3(e) being hereinafter referred to as "Agent Advances");
               ------
               provided, however, that the Required Lenders may at any time
               --------  -------
               revoke Agent's authorization contained in this Section 2.3(e) to
                                                              --------------
               make Agent Advances, any such revocation to be in writing and to become effective from and after Agent's receipt thereof.

                    (ii) Agent Advances shall be repayable on demand, shall be secured by the Agent's Liens on the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to
               Section 2.6 hereof.
               -----------

                    (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of, or enforceable by, Borrower) that, in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's
                                 -------------------
               outstanding balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such

               Lender as such Lender may designate, an amount such that such Lender shall, upon its receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that such Lender shall, upon Agent's receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                    (ii) In determining whether a Lender's outstanding balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral, UK Sub Collateral, and Canadian Sub Collateral. To the extent that a net amount is owed to any Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such Settlement.

                    (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to

               Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                    (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                    (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be deemed made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                    (i)  Optional Overadvances.

                              (i) Any contrary provision of this Agreement notwithstanding, if the condition precedent set forth in
                    Section 3.3(d) will not be satisfied in respect to a
                    --------------
                    particular Borrowing, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (y) the outstanding Revolver Usage does not exceed the Borrowing Base by more than $1,500,000, and (z) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount less the Term Loan A Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit the Obligors in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the
                                          --------------
                    same terms and conditions as any other

                    Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c) hereof without regard to the presence or
                       --------------
                    absence of a Default or Event of Default; provided, however,
                                                              --------  -------
                    that the Required Lenders may, at any time during the continuance of an Event of Default, revoke Agent's authorization contained in this Section 2.3(i) to make
                                                    --------------
                    Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective from and after Agent's receipt thereof.

                           (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral, UK Sub Collateral, Canadian Sub Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (iii) Each Lender shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such
                                         --------------
                    Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any
                                                 --------------
                    Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                    (j) Effect of Bankruptcy. If a case is commenced by or against Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses.

     2.4  Payments.
          --------

                    (a)  Payments by Borrower.

                           (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group at an account identified by Agent to Borrower, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the relevant payment date. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                           (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                    (b)  Apportionment, Application, and Reversal of Payments.
(i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders (in accordance with their applicable Pro Rata Shares). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations (other than payments constituting payment of specific fees), and all proceeds of Collateral, UK Sub Collateral, and Canadian Sub Collateral received by Agent, shall be applied:

               first, to pay any fees or Lender Group Expenses then due to Agent under the Loan Documents until paid in full, second, to pay any fees or Lender Group Expenses then due under the Loan Documents to Lenders, in respect of their Pro Rata Share thereof, third, to pay interest due in respect of all Swing Loans and Agent Advances until paid in full,

               fourth, ratably to pay cash interest due in respect of all Advances and the Term Loan A Amount (other than the Term Loan A PIK Amount, Swing Loans, and Agent Advances) until paid in full, fifth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, ratably to pay cash interest due in respect of the Term Loan B and the Term Loan C until paid in full (if an Event of Default has occurred and is continuing and Agent has not so agreed, the priority of such amounts is deferred to item "tenth" below), sixth, to pay principal of Swing Loans and Agent Advances until paid in full,

               seventh, to pay principal of the Advances (other than Swing Loans and Agent Advances) until paid in full,

               eighth, if an Event of Default has occurred and is continuing, to pay the installments due under the Term Loan A (including the Term Loan A PIK Amount) in the inverse order of their maturity until paid in full, ninth, if an Event of Default has occurred and is continuing, to be held by Agent, for the ratable benefit of Agent and those Lenders having a Letter of Credit Sub-Commitment, as cash collateral in an amount equal to 105% of the maximum amount of the Lender Group's obligations with respect to outstanding Letters of Credit until paid in full, tenth, if an Event of Default has occurred and is continuing, to pay cash interest due in respect of Term Loan B (other than the Term Loan B PIK Amount) and Term Loan C (other than the Term Loan C PIK Amount), on a ratable basis, until paid in full, eleventh, if an Event of Default has occurred and is continuing, to pay in cash the Term Loan B PIK Amount and the Term Loan C PIK Amount, on a ratable basis, until paid in full, and then to pay the principal of Term Loan B and Term Loan C, on a ratable basis, until paid in full, twelfth, if an Event of Default has occurred and is continuing, to pay any other Obligations due to Agent or any Lender, in respect of their Pro Rata Share thereof, and thirteenth, to Borrower and wired to its Designated Account.

               Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).
            --------------

                              (ii)   In each instance, so long as no Event of
Default has occurred and is continuing, Section 2.4(b)(i) shall not be deemed to
                                        -----------------
apply to any payment by Borrower specified by Borrower to Agent to be for the payment of Obligations relating to the Term Loan A Amount, the Term Loan B Amount, or the Term Loan C Amount then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of Term Loan A Amount, the Term Loan B Amount, or the Term Loan C Amount in accordance with the terms and conditions of to Section 2.2.
                           -----------

                              (iii)  For purposes of the foregoing, "paid in
full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                              (iv)   In the event of a direct conflict between
the priority provisions of this Section 2.4(b) and other provisions contained in
                                --------------
any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4(b) shall control and govern .
                             --------------

     2.5  Overadvances. If, at any time or for any reason, the amount of
          ------------
Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1, or
                                                             ----------------
2.12 is greater than the Dollar or percentage limitations set forth in Section
----                                                                   -------
2.1, or 2.12, (an "Overadvance"), and unless such Overadvance was made by Agent
------------       -----------
pursuant to Section 2.3(i) (in which case they shall be payable as agreed at the
            --------------
time of the making of such Overadvance), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section
                                                                       -------
2.4(b)(i). In addition, Borrower hereby promises to pay the Obligations
---------
(including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6  Interest and Letter of Credit Fees: Rates, Payments, and Calculations.
          ---------------------------------------------------------------------

                    (a)  Interest Rates. Except as provided in clause (c) below,

                              (i) all Obligations (except for undrawn Letters of Credit, the Term Loan A Amount, the Term Loan B Amount, and the Term Loan C Amount) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate of the greater of (A) 1.00 percentage point above the Base Rate, and (B) 7.0%,

                              (ii) the Term Loan A Amount (inclusive of any Term Loan A PIK Amount) shall bear interest on the amount thereof outstanding from time to time at a per annum rate of 15 percentage points; provided,
                                                                      --------
                              however, that, so long as no Event of Default has
                              -------
                              occurred and is continuing, that portion of such interest equal to 2.50% per annum (i.e., all interest under this clause (ii) in excess of 12.50% per annum) shall, in the absence of an election by Borrower to pay such interest in cash, be paid-in-kind by being added to the principal balance of the Term Loan A Amount (inclusive of any Term Loan A PIK Amount theretofore so added); provided, further, however, that Borrower may, on
                              --------  -------  -------
                              or prior to the date that is 5 Business Days prior to the due date thereof, elect to pay all accrued and unpaid interest under this Section 2.6(a)(ii)
                                                             ------------------
                              in cash,

                              (iii) the Term Loan B Amount (inclusive of any Term Loan B PIK Amount) shall bear interest on the amount thereof outstanding from time to time at a per annum rate of 15 percentage points; provided,
                                                                      --------
                              however, that, so long as no Event of Default has
                              -------
                              occurred and is continuing, that portion of such interest equal to 2.50% per annum (i.e., all interest under this clause (iii) in excess of 12.50% per annum) shall, in the absence of an election by Borrower to pay such interest in cash, be paid-in-kind by being added to the principal balance of the Term Loan B Amount (inclusive of any Term Loan B PIK Amount theretofore so added); provided, further, however, that Borrower may, on
                              --------  -------  -------
                              or prior to the date that is 5 Business Days prior to the due date thereof, elect to pay all accrued and unpaid interest under this Section 2.6(a)(iii)
                                                             -------------------
                              in cash, and


                              (iv) the Term Loan C Amount (inclusive of any Term Loan C PIK Amount) shall bear interest on the amount thereof outstanding from time to time at a per annum rate of 15 percentage points; provided,
                                                                      --------
                              however, that, so long as no Event of Default has
                              -------
                              occurred and is continuing, that portion of such interest equal to 2.50% per annum (i.e., all interest under this clause (iv) in excess of 12.50% per annum) shall, in the absence of an election by Borrower to pay such interest in cash, be paid-in-kind by being added to the principal balance of the Term Loan C Amount (inclusive of any Term Loan C PIK Amount theretofore so added); provided, further, however, that Borrower
                              --------  -------  -------
                              may, on or prior to the date that is 5 Business Days prior to the due date thereof, elect to pay all accrued and unpaid interest under this Section
                                                                         -------
                              2.6(a)(iv) in cash.
                              ----------

                    (b) Letter of Credit Fee. Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section
                                                                       -------
2.12(e)) equal to 1.5% per annum times the aggregate undrawn amount of all
--------
issued and outstanding Letters of Credit.

                    (c) Default Rates. Upon the occurrence and during the continuation of an Event of Default,

                              (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                              (ii) the Letter of Credit fee provided for above shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

                    (d) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, without prior notice to Borrower, to charge such interest, Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees,
                ---------------
premiums and charges provided for in Section 2.11 (as and when accrued or
                                     ------------
incurred), and all installments or other payments due in respect of the Term Loan A Amount, the Term Loan B Amount, the Term Loan C Amount, or under any Loan Document to Borrower's Loan Account, which amounts from and after their due date shall accrue interest at the rate then applicable to Advances hereunder (or, in the case of the Term Loan A Amount, the Term Loan B Amount, or the Term Loan C Amount, at the rate then applicable thereto). Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder (or, in the case of interest in respect of the Term Loan A Amount, the Term Loan B Amount, or the Term Loan C Amount, at the rate then applicable thereto).

                    (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                    (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7  Collection of Accounts (a) Borrower shall at all times maintain one or
          ----------------------
more lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Borrower's Collections at the applicable Lockbox Bank. Borrower agrees that all Collections received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or other arrangement contemplated hereby shall be modified by Borrower without the prior written consent of Agent. All amounts received in the Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depository selected by Agent.

                    (b) On or before the UK Sub Closing Date or the Canadian Sub Closing Date, as applicable, and at all times thereafter, each of UK Sub and Canadian Sub shall maintain with a Foreign Concentration Account Bank a Dollar-denominated concentration account (the "Foreign Concentration Account") and each of UK Sub and Canadian Sub promptly shall deposit or cause to be deposited into their respective Foreign Concentration Account all Collections immediately upon receipt thereof. On or prior to the UK Sub Closing Date or Canadian Sub Closing Date, as applicable, Agent, UK Sub or Canadian Sub, and the Foreign Concentration Account Bank shall enter into the Foreign Concentration Account Agreements. Once established, neither the Foreign Concentration Account Agreements nor the arrangements contemplated thereby shall be modified by either UK Sub or Canadian Sub without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Foreign Concentration Account Agreements, all amounts received in each such Foreign Concentration Account shall be wired each Business Day into either (i) an account controlled and established by UK Sub or Canadian Sub, as applicable, with a depository institution reasonably acceptable to Agent, or, (ii) upon the occurrence and during the continuation of an Event of Default, the Agent's Account. The arrangements contemplated in this Section 2.7(b) shall not be modified by either
                                  --------------
UK Sub or Canadian Sub without the prior written consent of Agent. At the end of each week, to the extent that the aggregate amount of UK Sub's Collections or Canadian Sub's Collections, as applicable, that have been deposited into the account established pursuant to clause (i) above exceeds the UK Sub's or Canadian Sub's, as applicable, Operating Amount, the UK Sub or Canadian Sub, as applicable, shall wire all amounts in excess of the applicable Operating Amount to the Lockbox Account. Each Business Day, (i) so long as no Event of Default has occurred and is continuing, (ii) the Revolver Usage equals zero (-0-), and (iii) subject to the deposit requirements described in Section 2.8, Agent shall wire to Borrower's Designated Account any credit balance reflected in Borrower's Loan Account (excluding amounts outstanding in respect of Term Loan A, Term Loan B and Term Loan C).

     2.8  Crediting Payments; Float Charge. The receipt by Agent of any payment
          --------------------------------
(whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to the Obligations in accordance with Section 2.4(b), but shall not be considered a
                               --------------
payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Specified Obligors shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrower for 2 Business Days of `clearance' or `float' at the rate applicable to Advances set forth in Section 2.6(a)(i) or Section 2.6(c)(i), as
                                    -----------------    -----------------
applicable, on all Collections that are received by the Obligors (regardless of whether forwarded by the Lockbox Banks to Agent). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. The parties further acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall accrue to the sole and
                                    -----------
exclusive benefit of Agent.

     2.9  Designated Account  Agent is authorized to make the Advances, the Term
          ------------------
Loan A, the Term Loan B, the Term Loan C, and issue Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account
--------------
with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent, Swing Lender, or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall
          ------------------------------------------------------
maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan A Amount, the Term Loan B Amount, the Term Loan C Amount, and all Advances made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations. In accordance with Section 2.8, the Loan
                                                      -----------
Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render monthly statements regarding the Loan Account to Borrower (with copies to the Lenders), including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after receipt thereof by Borrower and the Lenders, Borrower or any Lender shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11  Fees  Borrower shall pay to Agent the fees provided in the Fee
           ----
Letter. In addition, Borrower shall pay to Agent the following fees, which fees shall be non-refundable when paid:

               (a) Financial Examination, Valuation, and Appraisal Fees. For the sole and separate account of Agent, a separate fee of $750 per day, per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Obligors performed by personnel employed by Agent; for the sole and separate account of Agent, a separate fee of $750 per day, per Person, plus reasonable out-of-pocket expenses for the establishment of electronic collateral and financial reporting systems; and, in addition, for the sole and separate accounts of Agent and each Lender that exercises its rights under Section 4.6, the actual charges paid or incurred by Agent or any Lender if
      -----------
it elects to employ the services of one or more third Persons to perform such audits of the Obligors or the Books, UK Sub Books, or Canadian Sub Books thereof, to appraise the Collateral, the UK Sub Collateral, the Canadian Sub Collateral, or to assess the Obligors' business valuation; provided, however,
                                                           --------  -------
that, so long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to reimburse to Agent the fees and costs of more than 1 audit in any three month period.

     2.12  Letters of Credit.
           -----------------

               (a) Subject to the terms and conditions of this Agreement, Agent agrees, on behalf of the Lenders with a Letter of Credit Sub-Commitment, to issue letters of credit for the account of Borrower (each, an "L/C") or to
                                                               ---
purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit
                            ---------------
issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue an L/C or L/C Undertaking if any of the following would result:

                    (i) the Letter of Credit Usage would exceed the Borrowing Base less the result of (A) the amount of outstanding Advances, plus (B) the Term Loan A Amount,

                    (ii) the Letter of Credit Usage would exceed $5,000,000, or

                    (iii) the Revolver Usage would exceed the Maximum Revolver Amount less the Term Loan A Amount.

Each of Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Undertakings may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. Anything herein to the
                                       -----------
contrary notwithstanding, Agent shall not issue a Letter of Credit if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the
   ---------
applicable Letter of Credit (unless such condition has been waived in accordance herewith), or (2) the requested Letter of Credit would exceed the Availability of Borrower on such Funding Date.

               (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any
                                                     ---------
Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

               (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto (except for any action that results from the Lender Group's gross negligence or willful misconduct). Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank.

               (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by Agent or Lender Group relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Agent, the issuing bank, or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

          (y) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

          (z) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any L/C or L/C Undertaking issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Agent, issuing bank, or Lender Group of issuing, making, guaranteeing, or maintaining any L/C or L/C Undertaking or to reduce the amount receivable in respect thereof by the Agent, issuing bank, or Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. In determining such amount, Agent may use any reasonable averaging and attribution methods.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1  Conditions Precedent to the Initial Extension of Credit. The
          -------------------------------------------------------
obligation of the Lender Group (or any member thereof) to make the initial Advance, the Term Loan A, the Term Loan B, or issue the initial Letters of Credit (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent and the Lenders, of each of conditions precedent set forth below:

               (a)  the Closing Date shall occur on or before August 31, 1999;

               (b) Agent shall have received all financing statements required by Agent, duly executed by the Obligors, and Agent shall have received searches reflecting the filing of all such financing statements;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)    this Agreement;

               (ii)   the Fee Letter;

               (iii)  the Lockbox Agreements;

               (iv)   the Disbursement Letter;

               (v)    the Copyright Security Agreement;

               (vi)   the Trademark Security Agreement;

               (vii)  the Guaranty;

               (viii) the Security Agreement;

               (ix)   the Suretyship Agreement;

               (x) the Pledge Agreement, together with all originals of certificates or other instruments (if any) evidencing the Stock pledged pursuant to the Pledge Agreement, as well as Stock powers with respect thereto endorsed in blank;

               (xi)   the Intercompany Subordination Agreement;

               (xii) the Pay-Off Letters; together with (y) UCC termination statements and other documentation evidencing the termination by each Existing Lender of its Liens in and to the properties and assets of the Obligors, and (z) such other documentation evidencing the termination of Liens

          (including the UK Lien in respect of Lloyds Bank but excluding Permitted Liens) in and to the properties and assets of the Obligors outside the United States;

               (xiii)  the Closing Date Assignments;

               (xiv)   the Registration Rights Agreement; and

               (xv)    the Control Agreement.

               (d) Agent shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

               (e) Agent shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the applicable Obligor;

               (f) Agent shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

               (h) Agent shall have received such Collateral Access Agreements respecting those locations identified on Schedule 3.1(h);
                                         ---------------

               (i) Agent shall have received satisfactory evidence that not less than the Required Library of all existing copyrights of Borrower required to be registered under Section 6(a) of the Copyright Security Agreement have been registered with the United States Copyright Office (or are the subject of a diligently prosecuted application therefor), and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement which has been filed with the United States Copyright Office;

               (j) Agent shall have received a certificate of insurance, together with the endorsements thereto, in each case, as are required by
Section 6.9, the form and substance of which shall be satisfactory to Agent and
-----------
its counsel;

               (k) Agent shall have received evidence that the Stock Purchase Agreement has been amended, the form and substance of such amendment to be satisfactory to Agent and its counsel;

               (l) Agent shall have received opinions of the Specified Obligors' counsel in form and substance satisfactory to Agent in its Permitted Discretion;

               (m) Agent shall have received evidence that the Permitted Subordinated Debt has been subordinated, on terms and conditions satisfactory to Agent in its sole discretion, to the payment of the Obligations;

               (n) Agent and Agent's counsel shall have conducted an inquiry of the ongoing investigation of the Borrower by the SEC and the results of such inquiry shall be satisfactory to Agent and its counsel in their sole discretion;

               (o) Agent shall have received a certificate from the chief financial officer of Borrower, certifying that all tax returns or extensions to file such tax returns that are required to be filed by each Obligor have been timely filed and all taxes upon such Obligor or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (p) Borrower shall have unrestricted cash and cash equivalents after giving effect to Term Loan A, Term Loan B, and Term Loan C of at least $15,000,000;

               (q) Agent and each Lender shall have completed its business, legal, and collateral due diligence, including, but not limited to, a collateral audit and review of the Obligors' books and records and verification of the Obligors' representations and warranties to the Lender Group, the results of which shall be reasonably satisfactory to each Lender;

               (r) Agent shall have completed reference checks with respect to the Obligors' senior management, the results of which are satisfactory to Agent and each Lender in their sole discretion;

               (s) Agent shall have received Borrower's Closing Date Business Plan;

               (t) Borrower shall pay all Lender Group Expenses, if and to the extent invoiced as of the Closing Date, incurred by Agent or any other Lender in connection with the consummation of the transactions contemplated in this Agreement and the other Loan Documents;

               (u) Agent shall have received a Business Valuation, the results of which are satisfactory to each of the Lenders in their sole discretion;

               (v) The Common Stock shall be listed and authorized for trading on the Nasdaq National Market, trading in the Common Stock issuable upon conversion of the

Term Loan C Amount to be traded on the Nasdaq National Market shall not have been suspended by the SEC or Nasdaq;

               (w) SSA shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Term Loan C Amount, 2,500,000 shares of Common Stock to provide for the issuance of the Conversion Shares in accordance with the terms of this Agreement; and

               (x) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and each Lender in their Permitted Discretion.

     3.1A Conditions Precedent to inclusion of the UK Sub Accounts in the Borrowing Base. The following shall be conditions precedent to the inclusion of the UK Sub Accounts in the Borrowing Base:

               (a) Agent shall have received a copy, certified as being a true, complete, and up-to-date copy by a director or the Secretary of each UK Sub, of the minutes of UK Sub's Board of Directors and the resolutions of UK Sub's shareholders authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which UK Sub is a party and authorizing specific directors of UK Sub to execute the same, and amending UK Sub's articles of association to disapply any rights of lien, pre-emption rights, or director's veto on the transfer of any shares which are the subject of any security comprised in the Loan Documents or enforcement of such security or where the transfer is made at the direction of the Agent or a receiver;

               (b) Agent shall have received copies, certified as being a true, complete, and up-to-date copy by a director or the Secretary of each UK Sub, of the Governing Documents, as amended, modified, or supplemented to the UK Sub Closing Date;

               (c) Agent shall have received a certificate of good standing with respect to UK Sub, dated within 10 days of the UK Sub Closing Date, such certificate to be issued by the Registrar of Companies;

               (d) Agent shall have received opinions of counsel to UK Sub (or, in Agent's sole discretion, opinions of Agent's foreign counsel in lieu of or in addition to the opinions of UK Sub's counsel) relative to the enforceability of this Agreement, the other Loan Documents to which UK Sub is a party, and the UK Sub Security Documents, in form and substance reasonably satisfactory to Agent;

               (e) Agent shall have received reasonably satisfactory evidence that UK Sub has instructed in writing all of its Account Debtors to remit all UK Sub's Collections into the Foreign Concentration Account;

               (f) UK Sub shall have executed and delivered each of the UK Sub Security Documents and such agreements, where appropriate, shall have been filed or recorded with the registrar of companies at Companies House;

               (g) Agent and each Lender shall have completed its business, legal, and collateral due diligence, including, but not limited to, a collateral audit (including a roll-forward audit to be conducted immediately prior to the inclusion of the UK Sub's Accounts into the Borrowing Base for the purpose of evaluating and, if reasonably necessary, adjusting the applicable Collections percentages set forth in Section 2.1 with respect to UK Sub) and review of UK
                         -----------
Sub's Books and verification of UK Sub's representations and warranties to the Lender Group, the results of which shall be reasonably satisfactory to each Lender; and

               (h) Agent, the UK Sub, and each of the UK Sub's depositary banks shall have entered into such lockbox agreements or blocked account agreements (including agreements in respect of the Foreign Concentration Account) as shall be required by Section 2 hereof, the form and substance thereof to be reasonably
               ---------
satisfactory to Agent.

               (i) Agent shall have received such documentation evidencing the termination of Liens (including, without limitation, the UK Liens, but excluding any Permitted Liens) in and to the properties and assets of UK Sub as Agent requires in its Permitted Discretion.

     3.1B Conditions Precedent to inclusion of the Canadian Sub Accounts in the Borrowing Base. The following shall be conditions precedent to the inclusion of the Canadian Sub Accounts in the Borrowing Base:

               (a) Agent shall have received a certificate from the Secretary of Canadian Sub attesting to the minutes of Canadian Sub's Board of Directors and the resolutions of Canadian Sub's shareholders authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Canadian Sub is a party and authorizing specific officers of Canadian Sub to execute the same;

               (b) Agent shall have received copies of Canadian Sub's Governing Documents, as amended, modified, or supplemented to the Canadian Sub Closing Date, certified by the Secretary of Canadian Sub;

               (c) Agent shall have received a certificate of status (or comparable document) with respect to Canadian Sub, dated within 10 days of the Canadian Sub Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Canadian Sub, which certificate shall indicate that Canadian Sub is in good standing (or the equivalent) in such jurisdiction;

               (d) Agent shall have received opinions of counsel to Canadian Sub (or, in Agent's sole discretion, opinions of Agent's foreign counsel in lieu of or in addition to the opinions of Canadian Sub's counsel) relative to the enforceability of this Agreement and the Canadian Sub Security Documents, in form and substance reasonably satisfactory to Agent;

               (e) Agent shall have received reasonably satisfactory evidence that Canadian Sub has instructed in writing all of its Account Debtors to remit all Canadian Sub's Collections payable in Dollars into the Foreign Concentration Account;

               (f) Canadian Sub shall have executed and delivered each of the Canadian Sub Security Documents;

               (g) Agent and each Lender shall have completed its business, legal, and collateral due diligence, including, but not limited to, a collateral audit (including a roll-forward audit to be conducted immediately prior to the inclusion of the Canadian Sub's Accounts into the Borrowing Base for the purpose of evaluating and, if reasonably necessary, adjusting the applicable Collections percentages set forth in Section 2.1 with respect to Canadian Sub) and review of Canadian Sub's Books and verification of Canadian Sub's representations and warranties to the Lender Group, the results of which shall be reasonably satisfactory to each Lender;

               (h) Agent, the Canadian Sub, and each of the Canadian Sub's depositary banks shall have entered into such lockbox agreements or blocked account agreements (including agreements in respect of the Foreign Concentration Account) as shall be required by Section 2 hereof, the form and substance
                                 ---------
thereof to be reasonably satisfactory to Agent; and

               (i) Agent shall have received such documentation evidencing the termination, or partial release, of Liens (including, without limitation, the Canadian Liens, but excluding any Permitted Liens), in and to the properties and assets of Canadian Sub as Agent requires in its Permitted Discretion.

     3.2  Conditions Subsequent to the Initial Extension of Credit. The
          --------------------------------------------------------
obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters of Credit is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by the Obligors to so perform or cause to be performed constituting an Event of Default):

               (a) within 40 days of the Closing Date (60 days in jurisdictions outside the United States), deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent
   -----------
and its counsel; and

               (b) within 90 days of the Closing Date, Borrower, UK Sub, and Canadian Sub shall have implemented such internal collateral and financial reporting systems and procedures, satisfactory to Agent in its Permitted Discretion, such that Borrower, UK Sub, and Canadian Sub can submit to Agent such collateral and financial reports at such intervals and with such specificity as is deemed satisfactory to Agent in its Permitted Discretion;

               (c) on or before September 10, 1999, Agent shall have received a certificate of insurance in respect of UK Sub, together with the endorsements thereto, in each case, as are required by Section 6.9, the form and substance of
                                          -----------
which shall be satisfactory to Agent and its counsel; and

               (d) on or before September 10, 1999, Agent shall have received all original share certificates or other instruments (if any) evidencing the Stock of the Subsidiaries of Borrower organized or incorporated under the laws of a jurisdiction other than the United States, or a political subdivision thereof, and pledged pursuant to the Pledge Agreement, as well as Stock powers with respect thereto endorsed in blank.

     3.3  Conditions Precedent to all Extensions of Credit. The obligation of
          ------------------------------------------------
the Lender Group (or any member thereof) to make all Advances, Swing Loans, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties of each Obligor contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall any Default or Event of Default result from the making thereof,

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates,

               (d) after giving effect to any proposed Borrowing, the amount the Availability is greater than zero (0), and

               (e) as a further condition precedent to the initial Advances or Letters of Credit (other than an initial $200,000 Letter of Credit), Agent shall have (i) completed a roll-forward audit of the Borrower's Accounts and the results of such roll-forward audit shall be satisfactory to Agent in its sole discretion, (ii) received a duly executed and delivered Lockbox Agreement by American National Bank and Trust Company of Chicago, and (iii) completed its due diligence in respect of the Governing Documents of the Obligors, the results of which shall be satisfactory to Agent in its sole discretion.

          The foregoing conditions precedent are not conditions to each Lender
(i) with a Letter of Credit Sub-Commitment participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under the Letters of Credit as provided herein, (ii) with a Revolving Credit Commitment participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

     3.4  Term.  This Agreement shall become effective in accordance with
          ----
Section 17.1 and shall continue in full force and effect for a term ending
------------
August 31, 2002 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5  Effect of Termination.  On the date of termination of this Agreement,
          ---------------------
all Obligations (including all contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit, but excluding any Contingent Surviving Obligations) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Obligors of their duties, Obligations, or covenants hereunder. Continuing security interests in the Collateral, the UK Sub Collateral or the Canadian Sub Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or reasonably requested to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations.

     3.6  Early Termination by Borrower.  Borrower has the option, at any time
          -----------------------------
upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent (a) for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or
(ii) causing the original Letters of Credit to be returned to Agent), in full, and (b) for the benefit of those Lenders that had a Revolving Credit Commitment immediately prior to such termination the Applicable Prepayment Premium. If the obligations of the Lender Group to extend credit hereunder are terminated as a result of the occurrence of an

Event of Default, then, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to the Agent for the ratable benefit of those Lenders that had a Revolving Credit Commitment immediately prior to such termination, upon the effective date of such termination, an early termination premium in an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall be presumed to be the amount of damages sustained by the Lender Group as a result of the early termination hereof and each Obligor agrees that it is a reasonable estimation thereof under the circumstances existing as of the Closing Date. The Applicable Prepayment Premium provided for in this Section 3.6
                                                                     -----------
shall be deemed included in the Obligations in the event of a termination covered by this Section 3.6.
                -----------

4. CREATION OF SECURITY INTEREST.

     4.1  Grants of Security Interests.
          ----------------------------

             (a) Each of Borrower, UK Sub, and Canadian Sub hereby grants to Agent, for the benefit of the Lender Group continuing security interests in all currently existing and hereafter acquired or arising Collateral, UK Sub Collateral, and Canadian Sub Collateral, as applicable, in order to secure prompt repayment of any and all of its Obligations (other than in respect of the Term Loan B Amount and the Term Loan C Amount) and in order to secure prompt performance by such Obligor of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Collateral, UK Sub Collateral, and Canadian Sub Collateral shall attach to all Collateral, UK Sub Collateral, and Canadian Sub Collateral without further act on the part of the Lender Group or any Obligor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has authority, express or implied, to dispose of any item or portion of the Collateral, UK Sub Collateral, or Canadian Sub Collateral. Subject to Section 2.4(b), the secured claims of the Lender Group
                       --------------
with respect to the Obligations (other than in respect of the Term Loan B Amount and the Term Loan C Amount) secured by the Collateral, UK Sub Collateral, and Canadian Sub Collateral shall be of equal priority, and ratable according to the respective Obligations (other than in respect of the Term Loan B Amount and the Term Loan C Amount) due each member of the Lender Group.

             (b) Each of Borrower, UK Sub, and Canadian Sub hereby grants to Agent, for the benefit of the Lender Group continuing security interests in all currently existing and hereafter acquired or arising Collateral, UK Sub Collateral, and Canadian Sub Collateral in order to secure prompt repayment of any and all of its Obligations in respect of the Term Loan B Amount and the Term Loan C Amount (the "Agent's Term Loan Liens"). The Agent's Term Loan Liens in and to the Collateral, UK Sub Collateral, and Canadian Sub Collateral shall attach to all Collateral, UK Sub Collateral, and Canadian Sub Collateral without further act on the part of the Lender Group or any Obligor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for

Permitted Dispositions, no Obligor has authority, express or implied, to dispose of any item or portion of the Collateral, UK Sub Collateral, or Canadian Sub Collateral. Subject to Section 2.4(b), the secured claims of the Lender Group
                       --------------
with respect to the Obligations in respect of the Term Loan B Amount and the Term Loan C Amount secured by the Collateral, UK Sub Collateral, and Canadian Sub Collateral shall be of equal priority, and ratable according to the respective Obligations in respect of the Term Loan B Amount and the Term Loan C Amount due each member of the Lender Group.

             (c) The Agent's Liens shall have priority over the Agent's Term Loan Liens.

     4.2  Negotiable Collateral.  In the event that any Collateral, UK Sub
          ---------------------
Collateral, or Canadian Sub Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, UK Sub Negotiable Collateral, or Canadian Sub Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interests is dependent on possession, the applicable Obligor, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral, UK Sub Negotiable Collateral, and Canadian Sub Negotiable Collateral to Agent.

     4.3  Collection of Accounts, General Intangibles, and Negotiable
          -----------------------------------------------------------
Collateral. (a)  At any time after the occurrence and during the continuation of
----------
an Event of Default, Agent or Agent's designee may (i) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has security interests therein, or (ii) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Obligor hereby agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Obligor.

             (b) At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (i) notify customers or Account Debtors of UK Sub that the UK Sub Accounts, UK Sub General Intangibles, or UK Sub Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has security interests therein, or (ii) collect the UK Sub Accounts, UK Sub General Intangibles, and UK Sub Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account.

             (c) At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (i) notify customers or Account Debtors of Canadian Sub that the Canadian Sub Accounts, Canadian Sub General Intangibles, or Canadian Sub Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has security interests therein, or (ii) collect the Canadian Sub Accounts, Canadian Sub General Intangibles, and Canadian

Sub Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account.

     4.4  Delivery of Additional Documentation Required.
          ---------------------------------------------

             (a) At any time upon the request of Agent, each Obligor shall execute and deliver to Agent, all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's Liens and Agent's Term Loan Liens in the Collateral, UK Sub Collateral, and Canadian Sub Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

             (b) At any time on or after the Closing Date that any Person becomes a Subsidiary of one or more Obligors, at the election of Agent, in its Permitted Discretion, the Obligors shall cause each of the following to be satisfied as promptly as possible and in any event within 5 Business Days following the date such Person becomes such a Subsidiary: (i) cause such Subsidiary to execute and deliver all appropriate joinder documents to make it a Guarantor (or, with the prior written consent of Agent and the Required Lenders, to make it a Borrower) under the Loan Documents and all appropriate UCC-1 financing statements, fixture filings, and other Loan Documents or supplements thereto or amendments thereof; (ii) cause the execution and delivery by the applicable Obligors of appropriate supplements to the Pledge Agreement, and the delivery to Agent of possession of the original certificates, respecting all of the issued and outstanding Stock of such Subsidiary, together with stock powers with respect thereto endorsed in blank; and (iii) cause the applicable Obligors and such Subsidiary to deliver to Agent an opinion of their counsel in form and substance satisfactory to Agent in its Permitted Discretion.

     4.5  Power of Attorney. Each Obligor hereby irrevocably makes, constitutes,
          -----------------
and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Obligor's true and lawful attorney, with power to (a) if the applicable Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the
                       -----------
documents described in Section 4.4, (b) at any time that an Event of Default has
                       -----------
occurred and is continuing, sign such Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral, UK Sub Collateral, and Canadian Sub Collateral and forward all other mail to such Obligor, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as the Obligors' attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6  Right to Inspect. Agent and each Lender (through any of their
          ----------------
respective officers, employees, or agents) shall have the right, from time to time to inspect the Books, the UK Sub Books, the Canadian Sub Books and to check, test, and appraise the Collateral, UK Sub Collateral, and Canadian Sub Collateral in order to verify each Obligor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, UK Sub Collateral, and Canadian Sub Collateral. So long as no Event of Default has occurred and is continuing, Agent shall exercise its rights under this
Section 4.6 upon reasonable prior notice and during normal business hours;
-----------
provided, however, the foregoing limitation shall not apply to any audits
--------  -------
undertaken by Agent or any Lender.

     4.7  Control Agreements.  Borrower hereby agrees that it will not transfer
          ------------------
assets out of any Securities Accounts other than as permitted under Section 7.22
                                                                    ------------
and, if to another securities intermediary, unless Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, each Obligor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date and as of the UK Sub Closing Date and as of the Canadian Sub Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1  No Encumbrances. Each of Borrower, UK Sub, and Canadian Sub has good
          ---------------
and indefeasible title to the Collateral, UK Sub Collateral, or Canadian Sub Collateral, as applicable, free and clear of Liens except for Permitted Liens.

     5.2  Eligible Accounts. The Eligible Accounts of Borrower, UK Sub, and
          -----------------
Canadian Sub are bona fide existing payment obligations created by the license, sale, and delivery of Inventory or software or the rendition of services to Account Debtors in the ordinary course of business of Borrower, UK Sub, or Canadian Sub, unconditionally owed to Borrower, UK Sub, or Canadian Sub without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Any goods or software giving rise to such Eligible Accounts have been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Obligor has received any notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account. As to each Eligible Account, such Account, UK Sub Account or Canadian Sub Account is (a) subject to a valid and perfected first priority security interest in favor of Agent for the benefit of the Lender Group, and (b) not:

               (a) owed by an employee, Affiliate, or agent of Borrower, UK Sub, or Canadian Sub;

               (b) on account of a transaction wherein goods or software were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional;

               (c) payable in a currency other than Dollars, Canadian dollars, or the official currency of a Specified State (or in european currency units);

               (d) owed by an Account Debtor that has asserted a right of setoff, has disputed its liability, or has made a claim with respect to its obligation to pay the Account, UK Sub Account, or Canadian Sub Account;

               (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent and no Obligor has received notice of an imminent Insolvency Proceeding involving the Account Debtor or a material impairment of the financial condition of the applicable Account Debtor;

               (f) on account of a transaction as to which the goods giving rise to such Account, UK Sub Account, or Canadian Sub Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account, UK Sub Account, or Canadian Sub Account have not been performed and accepted by the applicable Account Debtor;

               (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower, UK Sub, or Canadian Sub of the subject contract for goods, software, or services; and

               (h) an Account, UK Sub Account, or Canadian Sub Account that has been transferred to Borrower's, UK Sub's, or Canadian Sub's legal or collection department.

     5.3  [Intentionally Omitted]

     5.4  Equipment.  All of the Equipment, UK Sub Equipment, and Canadian Sub
          ---------
Equipment is used or held for use in the applicable Obligor's business, is fit for such purposes, and is personal property.

     5.5  Location of Inventory and Equipment.  The Inventory, UK Sub Inventory,
          -----------------------------------
Canadian Sub Inventory, Equipment, UK Sub Equipment, and Canadian Sub Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.11 permitted by Section 6.11.
                                    -------------              ------------

     5.6  Inventory Records.  Each of Borrower, UK Sub, and Canadian Sub keeps,
          -----------------
in all material respects, correct and accurate records itemizing and describing the type, quality, and quantity of the Inventory, UK Sub Inventory, and Canadian Sub Inventory and its cost therefor.

     5.7  Location of Chief Executive Office; FEIN.  The chief executive office
          ----------------------------------------
of each Obligor is located at the address indicated in Schedule 5.7 and each
                                                       ------------
such Obligor's FEIN (or, if applicable, any foreign equivalent) is identified in
Schedule 5.7.
------------

     5.8  Due Organization and Qualification; Subsidiaries.
          ------------------------------------------------

               (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in each state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

               (b)  Set forth on Schedule 5.8, is a complete and accurate
                                 ------------
description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. All such shares have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of preemptive rights or other similar rights suffered or permitted by the Borrower. Other than as described on Schedule 5.8, (i) there are no subscriptions, options, warrants,
                ------------
rights to subscribe for, or calls or commitments relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, (ii) Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock, and (iii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed on Schedule 5.8, there are no securities or instruments containing
             ------------
anti-dilution or similar provisions that will be triggered by Term Loan C or the issuance of the Conversion Shares as described in this Agreement.

               (c)  Set forth on Schedule 5.8, is a complete and accurate list
                                 ------------
of each Obligor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Obligor. All of the issued and outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d)  Except as set forth on Schedule 5.8, no capital Stock (or
                                           ------------
any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of any Obligor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     5.9  Due Authorization; No Conflict.
          ------------------------------

               (a) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action on the part of such Obligor.

               (b) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to such Obligor (including U.S. federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is listed), the Governing Documents (including the certificate of designations of any outstanding series of preferred Stock) of such Obligor, or any order, judgment, or decree of any court or other

Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor (including, without limitation, the Indenture, or any document or agreement in respect of the Permitted Preferred Stock, after giving effect to any amendments executed and delivered on the Closing Date), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

               (c) Other than the filing of financing statements, fixture filings, the Trademark Security Agreement, and the Copyright Security Agreement, the execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or any other Person.

               (d) As to each Obligor, this Agreement and the other Loan Documents to which each such Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Agent's Liens and the Agent's Term Loan Liens granted by Borrower, UK Sub, and Canadian Sub to Agent, for the benefit of the Lender Group, in and to its assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

               (f) Except as required under the Securities Act, Borrower is not required to obtain any consent, authorization, or order of, or make any filing or registration with any Governmental Authority in order for it to execute, deliver, or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof which consents, authorizations, orders, filings, and registrations have been obtained or effected on or prior to the date hereof. To the Borrower's knowledge, the Borrower is not in violation of the listing requirements of the Nasdaq National Market, other than any relating to Borrower's stock price.

     5.10  Litigation. Other than those matters disclosed on Schedule 5.10,
           ----------                                        -------------
there are no actions, suits, or proceedings pending or, to the knowledge of any Obligor, threatened against Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to any Obligor, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11  No Material Adverse Change.  All financial statements relating to the
           --------------------------
Specified Obligors that have been delivered by the Specified Obligors to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects, the Specified Obligors' financial condition on a consolidated basis as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Specified Obligor since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12  Fraudulent Transfer.
           -------------------

               (a)  Each Obligor is Solvent.

               (b) No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Obligor.

     5.13  Employee Benefits.  None of the Obligors, any of its Subsidiaries, or
           -----------------
any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14  Environmental Condition.  None of the Obligors' properties or assets
           -----------------------
has ever been used by any Obligor or, to the Obligors' knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Obligor. No Obligor has received a written summons, citation, notice, or directive from the Environmental Protection Agency or any other similar federal or state governmental agency concerning any action or omission by any Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15  Brokerage Fees.  Except as set forth on Schedule 5.15, no Obligor has
           --------------                          -------------
utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

     5.16  Year 2000 Compliance.  On the basis of a comprehensive inventory,
           --------------------
review, and assessment currently being undertaken by the Obligors of the Obligors' computer applications utilized by the Obligors or contained in products produced or sold by the Obligors, and upon inquiry made of the Obligors' material suppliers and vendors, the Obligors' management is of the considered view that each Obligor, its products, and all such suppliers and vendors will be Year 2000 Compliant before November 30, 1999 for all internal mission critical systems. The Obligors (a) have undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of the Obligors or its products to be Year 2000 Compliant on a timely basis, (b) is developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (c) to date, is implementing that plan in accordance with that timetable in all material respects. The Obligors reasonably anticipate that the Obligors will be Year 2000 Compliant on a timely basis.

     5.17  Intellectual Property. Each Obligor owns, or holds licenses in, all
           ---------------------
trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

     5.18  Leases. Each Obligor enjoys peaceful and undisturbed possession under
           ------
all leases material to the business of such Obligor and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by any Obligor exists under any of them.

     5.19  Software License Agreement.  Attached hereto as Schedule 5.19 is a
           --------------------------                      -------------
true and correct copy of the Obligors' form of Software License Agreement. Each of the Software License Agreements entered into with the Obligors' material customers is, with respect to the substantive provisions outlined on Schedule
                                                                     --------
5.19, consistent in all material respects with the form of the Software License
----
Agreement attached hereto as Schedule 5.19 except for such deviations therefrom
                             -------------
that are not materially adverse to the Specified Obligors, or materially adverse to the value of the Collateral, UK Sub Collateral, or the Canadian Sub Collateral.

     5.20  Maintenance Agreement. Attached hereto as Schedule 5.20 is a true and
           ---------------------                     -------------
correct copy of the Obligors' form of Maintenance Agreement. Each of the Maintenance Agreements entered into with the Obligors' material customers is, with respect to the substantive provisions outlined on Schedule 5.20, consistent
                                                       -------------
in all material respects with the form of the Maintenance Agreement attached hereto as Schedule 5.20 except for such deviations therefrom that are not
          -------------
materially adverse to the Specified Obligors, or materially adverse to the value of the Collateral, UK Sub Collateral, or the Canadian Sub Collateral.

     5.21  Issuance of Securities. Upon issuance in accordance with the terms
           ----------------------
hereof, the Conversion Shares shall be (a) validly issued, fully paid, and non-assessable, (b) free from all taxes, liens, and charges with respect to the issue thereof and shall not be subject to preemptive rights or similar rights of stockholders of the Borrower, and (c) entitled to the rights and preferences set forth herein. Not less than 2,500,000 shares of Common Stock have been duly authorized and reserved for issuance upon the conversion of the Term Loan C Amount. Upon conversion in accordance with this Agreement, the Conversion Shares will be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

     5.22  No General Solicitation. Neither the Borrower, nor any of its
           -----------------------
Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with Term Loan C or the Conversion Shares offered hereby.

     5.23  No Integrated Offering. Neither the Borrower, nor any of its
           ----------------------
Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Conversion Shares under the Securities Act or cause the offering of the Conversion Shares to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotations.

     5.24  S-3 Registration. The Borrower is currently eligible to register
           ----------------
securities, including the resale of the Conversion Shares, on a registration statement on Form S-3 under the Securities Act.

     5.25  Disclosure. All information relating to or concerning the Borrower or
           ----------
any of its Subsidiaries provided to the Agent or any Lender in connection with the transactions contemplated hereby is, to the best of Borrower's knowledge, true and correct in all material respects and the Borrower to the best of its knowledge has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     5.26  Investment Company Status. The Borrower is not and upon the
           -------------------------
consummation of the transaction contemplated by this Agreement or the issuance of the Conversion Shares will not be an "investment company", a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     5.27  Immaterial Subsidiary.   Each Immaterial Subsidiary, whether
           ---------------------
individually or in the aggregate, do not own any material assets and do not engage in any business activity whatsoever.

     5.28  Required Library. The Specified Obligors have registered (or an
           ----------------
application therefor diligently prosecuted) with the United States Copyright Office all copyrights constituting the Required Library.

6.  AFFIRMATIVE COVENANTS.

Each Specified Obligor, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each such Specified Obligor shall do all of the following:

     6.1   Accounting System.  Maintain a system of accounting that enables each
           -----------------
Specified Obligor to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral, UK Sub Collateral, and Canadian Sub Collateral, as applicable, that contain information as from time to time reasonably may be requested by Agent.

     6.2   Collateral Reporting.  From and after the date of the making of the
           --------------------
initial Advance under Section 2.1, provide Agent, with copies to each Lender,
                      -----------
with the following documents at the following times in form reasonably satisfactory to Agent :

--------------------------------------------------------------------------------------------------
Weekly                    (a) a sales journal, a journal reflecting Collections of Borrower, UK
                          Sub, and Canadian Sub, and a credit register since the last such schedule and a calculation of the Borrowing Base as of such date,

                          (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------------------------
Monthly (not later        (c) a detailed calculation of the Borrowing Base,
than the 15th day
of each month)            (d) a detailed aging, by total, of the Accounts, UK Sub Accounts, and
                          Canadian Sub Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                          (e) a summary aging, by vendor, of the Specified Obligors' accounts payable  and any book overdraft, and

                          (f) a calculation of Dilution, UK Sub Dilution, and Canadian Sub
                          Dilution for the prior month.
--------------------------------------------------------------------------------------------------
Upon request by           (g) a detailed list of the Specified Obligors' customers.
Lender
                          (h) copies of invoices in connection with the Accounts, UK Sub
                          Accounts, Canadian Sub Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the
                          Accounts, UK Sub Accounts, Canadian Sub Accounts and, for Equipment, UK
                          Sub Equipment, and Canadian Sub Equipment acquired by Borrower, UK Sub or Canadian Sub, purchase orders and invoices, and

                          (i) such other reports as to the Collateral, UK Sub Collateral,
                          Canadian Sub Collateral or the financial condition of the Obligors as
                          Agent reasonably may request.
--------------------------------------------------------------------------------------------------

     6.3   Financial Statements, Reports, Certificates. Deliver to Agent, with
           -------------------------------------------
copies to each Lender, at the following times:

--------------------------------------------------------------------------------------------------
Within 30 days            (a) a company prepared balance sheet, income statement, and statement
after the end of          of cash flow covering the Borrower and its Subsidiaries' operations
each month                during such period on a consolidated basis,

                          (b) a certificate signed by Borrower's chief financial officer, in such a capacity and not his individual capacity, to the effect that (i) the financial statements being delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of the Borrower and its
                          Subsidiaries on a consolidated basis, (ii) the representations and warranties of the Obligors contained in this Agreement and the other
                          Loan Documents are true and correct, in all material respects, on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and (iii) on the date of delivery of such certificate there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non compliance as to which he or she may have knowledge and what action the applicable Obligor has taken, is taking, or proposes to take with respect thereto), and

                          (c) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate
                             ------------
                          demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section
                                                                                      -------
                          7.20 (subject only to year-end audit adjustments).
                          ----
--------------------------------------------------------------------------------------------------
Within 90 days            (d) financial statements of the Borrower and its Subsidiaries for each
after the end of          such fiscal year, audited by independent certified public accountants
each fiscal year of       reasonably acceptable to Agent and certified, without any
the Obligors              qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),  and

                          (e) a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any  Default or Event of Default under Section 7.20.
                                                    ------------
--------------------------------------------------------------------------------------------------
If and when filed         (f) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K
by Borrower               current reports, and any other filings made with the SEC.
--------------------------------------------------------------------------------------------------
Upon request by           (g) any other report reasonably requested by Agent relating to the
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Lender                    financial condition of the Borrower and its Subsidiaries; provided any such requested report can reasonably be produced by the Borrower.
--------------------------------------------------------------------------------------------------


          The Specified Obligors agree to deliver financial statements prepared on both a consolidated basis. The Specified Obligors agree that their independent certified public accountants are authorized to communicate directly with Agent and to release to Agent whatever financial information concerning the Obligors that Agent reasonably may request.

     6.4   Guarantor Reports. Cause any guarantor of any of the Obligations to
           -----------------
deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law or after any extension period has expired.

     6.5   Return. Cause returns and allowances, if any, as between the
           ------
Specified Obligors and their Account Debtors to be on the same basis and in accordance with the usual customary practices of the Specified Obligors, as they exist at the time of the execution and delivery of this Agreement other than changes in the ordinary course of business consistent with overall industry practice. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory, UK Sub Inventory, or Canadian Sub Inventory to a Specified Obligor, such Specified Obligor promptly shall determine the reason for such return and, if such Specified Obligor accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory, UK Sub Inventory, or Canadian Sub Inventory to a Specified Obligor, such Specified Obligor promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

     6.6   Title to Equipment. Upon Agent's request, immediately deliver to
           ------------------
Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment, UK Sub Equipment, and Canadian Sub Equipment.

     6.7   Maintenance of Equipment. Maintain the Equipment, UK Sub Equipment,
           ------------------------
and Canadian Sub Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment, UK Sub Equipment, and Canadian Sub Equipment that constitute fixtures on the Closing Date, the Specified Obligors shall not permit any item of Equipment, UK Sub Equipment, or Canadian Sub Equipment to become a fixture to real estate or an accession to other property, and such Equipment, UK Sub Equipment, and Canadian Sub Equipment shall at all times remain personal property.

     6.8   Taxes. Cause all assessments and taxes, whether real, personal, or
           -----
otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Specified Obligor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that such Specified Obligor has made such payments or deposits. Each Specified Obligor shall, upon request, deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Specified Obligor conducts business or is required to pay any such excise tax, (b) such Specified Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Specified Obligor, or (c) such Specified Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

     6.9   Insurance.
           ---------
                     (a) At the expense of the Specified Obligors, maintain insurance respecting the Collateral, UK Sub Collateral, and Canadian Sub Collateral wherever located and with respect to the Specified Obligors' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Specified Obligor also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. The Specified Obligors shall deliver originals of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If any Specified Obligor fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

                     (b) Give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000, without any liability to any Specified Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to the applicable Specified Obligor under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

     6.10  No Setoffs or Counterclaims. Make payments hereunder and under the
           ---------------------------
other Loan Documents by or on behalf of any Obligor without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any foreign, federal, state, or local taxes.

     6.11  Location of Inventory and Equipment. Keep the Inventory, UK Sub
           -----------------------------------
Inventory, Canadian Sub Inventory, Equipment, UK Sub Equipment, and Canadian Sub Equipment only at the locations identified on Schedule 6.11; provided, however,
                                              -------------  --------  -------
that the Specified Obligors may amend Schedule 6.11 so long as such amendment
                                      -------------
occurs by written notice to Agent not less than 15 Business Days prior to the date on which the Inventory, UK Sub Inventory, Canadian Sub Inventory, Equipment, UK Sub Equipment, or Canadian Sub Equipment is moved to such new location, so long as such new location is within the continental United States (or, in the case of UK Sub, within England, or, in the case of Canadian Sub, within Canada), and so long as, at the time of such written notification, the applicable Specified Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and the Agent's Term Loan Liens on such assets and also provides to Agent a Collateral Access Agreement.

     6.12  Compliance with Laws. Comply with the requirements of all applicable
           --------------------
laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, the Americans With Disabilities Act, and the Foreign Corrupt Practices Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.13  [Intentionally Omitted]
           -----------------------

     6.14  Leases. Pay when due all rents and other amounts payable under any
           ------
leases to which a Specified Obligor is a party or by which a Specified Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that a Specified Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

     6.15  Brokerage Commissions. Pay any and all brokerage commission or
           ---------------------
finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Each Specified Obligor agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

     6.16  Year 2000 Compliance. Be Year 2000 Compliant for all internal mission
           --------------------
critical systems by November 30, 1999.

     6.17  Projections. Not later than 30 days prior to the end of each fiscal
           -----------
year of Borrower, deliver to Agent Projections of Borrower, in form and substance (including as to scope and underlying assumptions) satisfactory to each Lender in its discretion for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, quarterly, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby.

     6.18  Corporate Existence, etc. At all time preserve and keep in full force
           ------------------------
and effect each Obligors' valid corporate existence and good standing and any rights and franchises material to the Obligors' businesses.

     6.19  Disclosure Updates. Promptly and in no event later than 5 Business
           ------------------
Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.20  Copyright Registrations. Maintain, at all times, valid and
           -----------------------
uncontested registered copyrights with the United States Copyright Office constituting the Required Library. At any time that less than the Required Library is registered with the United States Copyright Office, unless Agent in Agent's sole discretion agrees otherwise, the Specified Obligors shall immediately supplement the Required Library and (a) cause such additional copyrights generated by the Obligors that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of the Obligors' ownership thereof, and (z) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent on behalf of the Lender Group in such new copyrights, which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by the Obligors to Agent on behalf of the Lender Group of a security interest in such copyrights.

7. NEGATIVE COVENANTS.

Each Specified Obligor, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Specified Obligor will do any of the following:

     7.1   Indebtedness. Create, incur, assume, permit, guarantee, or otherwise
           ------------
become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                     (a) Indebtedness evidenced by this Agreement or the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings ;

                     (b) Indebtedness set forth on Schedule 7.1;
                                                   ------------

                     (c) Permitted Purchase Money Indebtedness;

                     (d) Permitted Subordinated Debt;

                     (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance
                                                  -----------
or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

     7.2   Liens. Create, incur, assume, or permit to exist, directly or
           -----
indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement Liens only encumber those assets
--------------
or property that secured the original Indebtedness).

     7.3   Restrictions on Fundamental Changes.
           -----------------------------------

                     (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock; provided, however, Borrower may
                                              --------  -------
complete up to a reverse 4 for 1 stock split.

                     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                     (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets .

     7.4   Disposal of Assets. Sell, lease, assign, transfer, or otherwise
           ------------------
dispose of any of the Specified Obligors' properties or assets, other than pursuant to Permitted Dispositions .

     7.5   Change Name. Change any Obligor's name, FEIN (or, if applicable, the
           -----------
foreign equivalent thereof), corporate structure (within the meaning of Section
                                                                        -------
9-402(7) of the Code), or identity, or add any new fictitious name.
--------

     7.6   Guarantee. Guarantee or otherwise become in any way liable with
           ---------
respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of the Obligors or which are transmitted or turned over to Agent.

     7.7   Nature of Business. Make any change in the principal nature of the
           ------------------
Obligors' business, as currently conducted.

     7.8   Prepayments and Amendments.
           --------------------------

                     (a) Except in connection with a refinancing permitted by
Section 7.1(e), prepay, redeem, retire, defease, purchase, or otherwise acquire
--------------
any Indebtedness owing to any third Person prior to the stated maturities of such Indebtedness, other than the Obligations in accordance with this Agreement, and

                     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).
               ------  ---     ---

     7.9   Change of Control. Cause, permit, or suffer, directly or indirectly,
           -----------------
any Change of Control.

     7.10  Consignments. Consign any Inventory or sell any Inventory on bill and
           ------------
hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11  Distributions. Make any distribution or declare or pay any dividends
           -------------
(in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any Stock of any Obligor, of any class, whether now or hereafter outstanding; provided, however, that, so long as no Event of Default has
             --------  -------
occurred and is continuing or would result therefrom, Borrower may declare and make payments of regularly scheduled dividends in respect of the Permitted Preferred Stock provided that immediately after giving effect thereto Borrower has Excess Availability of at least $3,000,000.

     7.12   Accounting Methods. Modify or change its method of accounting or
            ------------------
enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Specified Obligors' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral, UK Sub Collateral, Canadian Sub Collateral or the Specified Obligors' financial condition. Each Specified Obligor hereby waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13   Investments. Except for Permitted Investments, directly or
            -----------
indirectly make, acquire, or incur any Investment.

     7.14   Transactions with Affiliates. Directly or indirectly enter into or
            ----------------------------
permit to exist any material transaction with any Affiliate of the Specified Obligors, except for transactions that are in the ordinary course of the applicable Specified Obligor's business, that are upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Specified Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15   Suspension. Suspend or go out of a substantial portion of its
            ----------
business.

     7.16   Compensation. Increase the annual fee or per-meeting fees paid to
            ------------
directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.17   Use of Proceeds. Use the proceeds of the Advances, Term Loan A, Term
            ---------------
Loan B, and Term Loan C for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

     7.18   Change in Location of Chief Executive Office; Inventory and
            -----------------------------------------------------------
Equipment with Bailees. Relocate its chief executive office to a new location
----------------------
without providing at least 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Specified Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and Agent's Term Loan Liens. The Inventory, UK Sub Inventory Canadian Sub Inventory, Equipment, UK Sub Equipment, and Canadian Sub Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.


     7.19   Defined Benefit Plan. Establish, or permit to exist, a Benefit Plan.
            --------------------

     7.20   Financial Covenants. Fail to maintain:
            -------------------
               (a) EBITDA. EBITDA (for Borrower and its Subsidiaries on a consolidated basis) for each of the following periods of not less than the amount shown below for the period corresponding thereto:

----------------------------------------------------------
     Quarterly Period                      EBITDA
----------------------------------------------------------
fiscal   quarter    ended                $ 3,500,000
10/31/1999
----------------------------------------------------------
fiscal   quarter    ended
1/31/2000                                $ 9,200,000
----------------------------------------------------------
fiscal   quarter    ended                $ 9,200,000
4/30/2000
----------------------------------------------------------
fiscal   quarter    ended                $ 9,200,000
7/31/2000
----------------------------------------------------------
fiscal   quarter    ended                $ 9,200,000
10/31/2000
----------------------------------------------------------
fiscal   quarter    ended                $11,500,000
1/31/2001 and each fiscal
quarter thereafter
----------------------------------------------------------

               (b) Minimum Revenues. Minimum Recurring Service and Maintenance Revenues (for Borrower and its Subsidiaries on a consolidated basis) for each fiscal quarter ending on or after October 31, 1999 of not less than $45,000,000.

     7.21   Capital Expenditures. Make Capital Expenditures (for Borrower and
            --------------------
its Subsidiaries on a consolidated basis) in any fiscal year in excess of $2,500,000.

     7.22   Securities Accounts. The Specified Obligors shall not establish or
            -------------------
maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. The Specified Obligors agree not to transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default
                         --------  -------
has occurred and is continuing or would result therefrom, the Specified Obligors may use such assets to the extent permitted by this Agreement.

     7.23   Preferred Stock. Issue any preferred Stock other than Permitted
            ---------------
Preferred Stock.

     7.24   Software License Agreement. Amend, modify, supplement, or restate
            --------------------------
any material terms or conditions of the Software License Agreement in a manner that is materially adverse to the Specified Obligors, or materially adverse to the value of the Collateral, UK Sub Collateral, or Canadian Sub Collateral.

     7.25   Maintenance Agreement. Amend, modify, supplement, or restate any
            ---------------------
material terms or conditions of the Maintenance Agreement in a manner that is materially adverse to the Specified Obligors, or materially adverse to the value of the Collateral, UK Sub Collateral, or Canadian Sub Collateral.

     7.26   Immaterial Subsidiary. Permit any Immaterial Subsidiary, whether
            ---------------------
individually or in the aggregate, to (a) own any material assets, or (b) engage in any business activity whatsoever.

     7.27   Amendment to Certain Documents. Enter into any amendment,
            ------------------------------
supplement, or modification of: (a) the Stock Purchase Agreement, or (b) the Indenture.

8.     EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   ----------------

     8.1 (a) If any Obligor fails to pay when due and payable or when declared due and payable in accordance with this Agreement, any portion of the Obligations consisting of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) or other amounts constituting Obligations (except for fees and charges due Lenders and reimbursement of Lender Group Expenses), or (b) If any Obligor fails to pay when due and payable or when declared due and payable in accordance with this Agreement, any portion of the Obligations consisting of fees and charges due Lenders or reimbursement of Lender Group Expenses (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), charged to Borrower's Loan Account by Agent in accordance with the provisions of this Agreement and such failure continues for a period of 5 days after the date on which such failure first occurs;

     8.2 (a) If any Obligor fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.5, 6.6, 6.10,
                                         ----------------------------------
6.11, and 6.13 hereof and such failure or neglect continues for a period of 5
--------------
days after the date on which such failure or neglect first occurs, or (b) If Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in any section of this Agreement (other than a section that is expressly dealt with elsewhere in this Section 8) or the other Loan Documents
                                          ---------
(other than a Section of such other Loan Documents dealt with elsewhere in this
Section 8) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) If Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 2, 6 (other than a subsection of Section 6 that is dealt with
   -------------                             ---------
elsewhere in this Section 8.2), 7, and 11.3 of this Agreement or any comparable
                  -----------   -      ----
provision contained in any of the other Loan Documents;

     8.3  If there is a Material Adverse Change;

     8.4 If any material portion of an Obligor's, or any of its Subsidiaries', properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

     8.5  If an Insolvency Proceeding is commenced by any Obligor;

     8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period,
                    --------  -------
Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligor; or (e) an order for relief shall have been issued or entered therein;

     8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of any Obligor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of any Obligor's properties or assets and the same is not paid on the payment date thereof, or
(b) If notices of Lien, levy, or assessment in an aggregate amount in excess of $500,000, are filed of record with respect to any of any Obligor's properties or assets by any state, province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any of any Obligor's properties or assets and the same is not paid on the payment date thereof;

     8.9 If a final non-appealable judgment or other claim becomes a Lien or encumbrance in excess of $1,000,000, as to any one action or claim or in excess of $1,000,000 in the aggregate at any one time (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability, in writing and without qualification, in respect of such judgment or claim) upon any material portion of an Obligor's, or any of its Subsidiaries' properties or assets;

     8.10 If there is a default in any material agreement to which an Obligor or any of its Subsidiaries is a party with one or more third Persons and which involves Indebtedness or other obligations in excess of $500,000, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's or any of its

Subsidiaries' obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.11 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by an Obligor, its Subsidiaries, or any officer, employee, agent, or director of an Obligor or any of its Subsidiaries, or if any such warranty or representation is withdrawn;

     8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

     8.14 If there is an "Event of Default" as such term is defined in the Stock Purchase Agreement.

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1  Rights and Remedies. Upon the occurrence, and during the continuation,
          -------------------
of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each of the Obligors:

                     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between an Obligor and the Lender Group;

                     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral, UK Sub Collateral, or Canadian Sub Collateral and without affecting the Obligations;

                     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                     (e) Cause the Obligors to hold all returned Inventory, UK Sub Inventory, and Canadian Sub Inventory, if any, in trust for the Lender Group, segregate all returned Inventory, UK Sub Inventory, and Canadian Sub Inventory, if any, from all other property of the Obligors or in the Obligors' possession and conspicuously label said returned Inventory, UK Sub Inventory, or Canadian Sub Inventory, as applicable, as the property of the Lender Group;

                     (f) Without notice to or demand upon any Obligor or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral, UK Sub Collateral, or Canadian Sub Collateral. The Obligors agree to assemble the Collateral, UK Sub Collateral, and Canadian Sub Collateral if Agent so requires, and to make the Collateral, UK Sub Collateral, and Canadian Sub Collateral available to Agent as Agent may designate. The Obligors authorize Agent to enter the premises where the Collateral, UK Sub Collateral, and Canadian Sub Collateral is located, to take and maintain possession of the Collateral, UK Sub Collateral, Canadian Sub Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens or the Agent's Term Loan Liens and to pay all expenses incurred in connection therewith. With respect to any of any Obligor's owned or leased premises, the applicable Obligor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                     (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Obligors held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of such Obligor held by the Lender Group;

                     (h) Hold, as cash collateral, any and all balances and deposits of any Obligor held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                     (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral, UK Sub Collateral or Canadian Sub Collateral. Each Obligor hereby grants to Agent a license or other right to use, without charge, such Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, UK Sub Collateral, or Canadian Sub Collateral, in completing production of, advertising for sale, and selling any

Collateral, UK Sub Collateral, or Canadian Sub Collateral and such Obligor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                     (j) Sell the Collateral, UK Sub Collateral, and Canadian Sub Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Obligors' premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral, UK Sub Collateral or Canadian Sub Collateral be present at any such sale;

                     (k) Agent shall give notice of the disposition of the Collateral, UK Sub Collateral, and Canadian Sub Collateral as follows:

                     (i) Agent shall give the applicable Specified Obligor with rights in the applicable Collateral, UK Sub Collateral, Canadian Sub Collateral and each holder of a security interest in the Collateral, UK Sub Collateral, or Canadian Sub Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, UK Sub Collateral or Canadian Sub Collateral, then the time on or after which the private sale or other disposition is to be made;

                     (ii) The notice shall be personally delivered or mailed, postage prepaid, to the applicable Specified Obligor with rights in the applicable Collateral, UK Sub Collateral or Canadian Sub Collateral as provided in Section 12, at least 5 days before the date
                                     ----------
           fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral, UK Sub Collateral or Canadian Sub Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the applicable Specified Obligor claiming an interest in the Collateral, UK Sub Collateral, or Canadian Sub Collateral shall be sent to such addresses as they have furnished to Agent;

                     (l) The Lender Group may credit bid and purchase at any public sale;

                     (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                     (n) Any deficiency that exists after disposition of the Collateral, UK Sub Collateral or Canadian Sub Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

     9.2   Remedies Cumulative. The rights and remedies of the Lender Group
           -------------------
under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a waiver of any other Event of Default. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

     If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by such Obligor could result in a Material Adverse Change, in its discretion and without prior notice to any Obligor, Agent for the benefit of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9 and take any action with respect to such policies
                  -----------
as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1   Demand; Protest; etc. Each Obligor hereby waives demand, protest,
            --------------------
notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which any Obligor may in any way be liable.

     11.2   The Lender Group's Liability for Collateral. So long as Lender Group
            -------------------------------------------
complies with its obligations, if any, under Section 9-207 of the Code, Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral, UK Sub Collateral, or Canadian Sub Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral, UK Sub Collateral, and Canadian Sub Collateral shall be borne by the Obligors.

     11.3   Indemnification. Borrower shall pay, indemnify, defend, and hold the
            ---------------
Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in- fact (each, an "Indemnified Person") harmless
                                                   ------------------
(to the fullest extent permitted by law) from
and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Obligors shall not have any obligation to
     -----------------------
any Indemnified Person under this Section 11.3 with respect to any Indemnified
                                  ------------
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

12.    NOTICES.

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower, or the Agent, as the case may be, at its address set forth below:

             If to an Obligor:         c/o SYSTEM SOFTWARE ASSOCIATES, INC.
                                       500 West Madison, 32rd Floor
                                       Chicago, Illinois 60661
                                       Attn:  Mr. Joseph J. Skadra
                                       Fax No. 312.474.7451

             with copies to:           SACHNOFF & WEAVER, LTD
                                       30 South Wacker Drive
                                       Chicago, Illinois  60606
                                       Attn:  William N. Weaver, Jr., Esq.
                                       Fax No. 312.207.6400

             If to Agent:              FOOTHILL CAPITAL CORPORATION
                                       11111 Santa Monica Boulevard, Suite 1500
                                       Los Angeles, California  90025-3333
                                       Attn: Business Finance Division Manager

                                       Fax No. 310.478.9788

             with copies to:           BROBECK, PHLEGER & HARRISON LLP
                                       550 South Hope Street
                                       Los Angeles, California 90071
                                       Attn:  John Francis Hilson, Esq.
                                       Fax No. 213.745.3345

             The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                               ----------
than notices by the Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail, and one Business Day after deposit with a nationally recognized overnight courier. Each Obligor acknowledges and agrees that notices sent by the Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

             THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                         --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT
                                              ----- --- ----------
TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
                                                                         -------
13.
--

          EACH OBLIGOR, AGENT, AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR, AGENT, AND EACH LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1  Assignments and Participations.
           ------------------------------

               (a) Any Lender may, with the prior written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee or in connection with the Closing Date Assignments) (each an "Assignee") all, or any ratable part of all, of the
                       --------
Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (provided that no such minimum amount shall be required in the case of an Eligible Transferee that qualifies as an "Eligible Transferee" under clause (d) of the definition of Eligible Transferee); provided, however, that, except with
                                           --------  -------
respect to the Closing Date Assignments, Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower (for the benefit of the Obligors) and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in the form of Exhibit A-1; and (iii) other than with respect to the Closing Date
        -----------
Assignments or an assignment by an existing Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among the Obligors, the assignor Lender, and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty whatsoever and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance (if applicable) and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the assignor Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in the Obligations owing to
            -----------
such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan
                  ------------------
Documents (provided that no written consent of Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible

Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral, UK Sub Collateral, and Canadian Sub Collateral or the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Obligor; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, the UK Sub Collateral, the Canadian Sub Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section
                                                                        -------
14.1(e) are solely for the benefit of Lender Group, and no Obligor shall have
-------
any rights as a third party beneficiary of any of such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, subject to Section 16.17(d), a Lender may
                                                 ----------------
disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower's business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (h) Agent and Foothill, in its capacity as a Lender, on the one hand, and one or more of Ableco Finance LLC or its Affiliates, as an Assignee, on the other hand, have executed and delivered the Closing Date Assignments as of the Closing Date, pursuant to which Agent, Foothill, in its capacity as a Lender, and such Assignees have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lender Group. The rights and duties of Agent, of Foothill as a Lender, and of any other Assignee of Foothill as a Lender, are subject to the Closing Date Assignments.

     14.2  Successors. This Agreement shall bind and inure to the benefit of the
           ----------
respective successors and assigns of each of the parties hereto; provided,
                                                                 --------
however, that no Obligor may assign this Agreement or any other Loan Document or
-------
any rights or duties hereunder or thereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release any Borrower from the Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 and,
                                                           ------------
except as expressly required pursuant to Section 14.1, no consent or approval by
                                         ------------
any Borrower is required in connection with any such assignment.

15.    AMENDMENTS; WAIVERS.

     15.1  Amendments and Waivers. No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
                 --------  -------
shall, unless in writing and signed by all Lenders and each Borrower, and acknowledged by Agent, do any of the following:

               (a)  increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Advance, Term Loan A Amount, Term Loan B Amount, Term Loan C Amount, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Obligations, as the case may be, which is required for Lenders or any of them to take any action hereunder;

               (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), change the definition of

Eligible Accounts, Eligible Borrower Accounts, Eligible Foreign Accounts, Eligible Canadian Sub Accounts, Eligible UK Sub Accounts, or change Section
                                                                    -------
2.1(b);
------

               (f)  amend this Section 15.1 or any provision of this Agreement
                               ------------
providing for consent or other action by all Lenders;

               (g) release its Liens upon Collateral, UK Sub Collateral, or Canadian Sub Collateral other than as permitted by Section 16.12;
                                                   -------------

               (h) increase the percentage or extend the number of days with respect to Borrower's, UK Sub's, and Canadian Sub's Collections for purposes of determining credit availability (currently contained in Sections 2.1(a)(w)(ii),
                                                        -----------------------
2.1(a)(x) and 2.1(a)(y));
---------     ----------

               (i) change the definition of "Required Lenders", "Pro Rata Share", or "Collections";

               (j) release a Borrower or a Guarantor from any Obligation for the payment of money;

               (k)  amend or waive any of the provisions of Sections 2.2(b),
                                                            ---------------
2.2(c), 2.4(b), 15.1, 16, or 18; or
------  ------  ----  --     --

               (l) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of an Obligor.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Advances (or elect to have Swing Lender make Swing Loans) in accordance with the provisions of Sections 2.3(b), (c), (d), (e), or (i) in accordance with
                       -----------------------------      ---
the terms initially contained herein. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower. By Agent's execution and delivery of any amendment, waiver, or consent in respect of this Agreement, Agent will be deemed to have represented that it has received all necessary consents and approvals from the requisite percentage of Lenders.

     15.2  No Waivers; Cumulative Remedies. No failure by Agent or any Lender to
           -------------------------------
exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16.  AGENT; LENDER GROUP.

     16.1  Appointment and Authorization of Agent. Each Lender hereby designates
           --------------------------------------
and appoints Foothill as its Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The
                                                        ----------
provisions of this Section 16 are solely for the benefit of Agent and Lenders,
                   ----------
and, accordingly, the Obligors shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 16.11, 16.12, and 16.17(d) hereof also shall be for
                  -----------------------------------
the benefit of Obligors. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without
                                                    --------------
limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise, and to delegate the exercise of any such powers to any subagent of Agent, the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term Loan A Amount, the Term Loan B Amount, the Term Loan C Amount, the other Obligations, the Collateral, the UK Sub Collateral, the Canadian Sub Collateral, Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances, the Term Loan A, the Term Loan B, and the Term Loan C, for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral, UK Sub

Collateral, Canadian Sub Collateral, and the Collections; (f) perform, exercise,any and all other rights and remedies of Lender Group with respect ors, the Advances, the Term Loan A, the Term Loan B, the other the Collateral, UK Sub Collateral, Canadian Sub Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2  Delegation of Duties. Except as otherwise provided in this Section
           --------------------                                       -------
16.2, Agent may execute of its duties under this Agreement or any other Loan
----
Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 16.2 and without gross negligence or willful misconduct.

     16.3  Liability of Agent - Related Persons. None of the Agent-Related
           ------------------------------------
Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Obligor, or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of an Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of an Obligor, or the books or records or properties of an Obligor's Subsidiaries or Affiliates.

     16.4  Reliance by Agent. Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Required Lenders, or all Lenders, as applicable, as is required by this Agreement and, absent such a requirement, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     16.5  Notice of Default or Event of Default. Agent shall not be deemed to
           -------------------------------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or Lenders, except in the case of the Agent with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall such action with respect to such Default or
           ------------
Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, that unless and until Agent has received any such request,
---------
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6  Credit Decision. Each Lender acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of each Obligor and its respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of any Obligor and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of any Obligor, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Obligor, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

     16.7  Costs and Expenses; Indemnification. Agent may incur and pay Lender
           -----------------------------------
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, UK Sub Collateral, and Canadian Sub Collateral, whether or not the Obligors are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section 16.7 shall survive the payment of
                                      ------------
all Obligations hereunder and resignation or replacement of Agent.

     16.8 Agent in Individual Capacity. Foothill and its Affiliates may make
          ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding an Obligor and its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of such Obligor or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity. With respect to Swing Loans, Agent, in its individual capacity, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall, in each case, include Agent in its individual capacity.

     16.9  Successor Agent. Agent may resign as Agent upon 45 days notice to the
           ---------------
Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall
                                                               ----------
inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 Lender in Individual Capacity. Any Lender and its respective
           -----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

     16.11  Withholding Tax.
            ---------------

                    (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                    (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

                    (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                    (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent or Borrower, as the case may be, may withhold from any interest payment to such

Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 16.11 are not delivered to Agent, then Agent or
                       -------------
Borrower, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                    (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or a Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and such Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or a Borrower under this Section 16.11, together with all costs and expenses
                    -------------
(including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12  Collateral Matters.
            ------------------

                    (a) Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral, UK Sub Collateral or Canadian Sub Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by or on behalf of the Obligors of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral, UK Sub Collateral. or Canadian Sub Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under
Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely
-----------
conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors do not own an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral, UK Sub Collateral or Canadian Sub Collateral without the prior written authorization of (y) if the release is of all or a material portion of the Collateral, UK Sub Collateral or Canadian Sub Collateral, all Lenders or (z) otherwise, of the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral, UK Sub Collateral or Canadian Sub Collateral pursuant to this Section 16.12;
                                                              -------------
provided, however, that (i) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect
of) all interests retained by the Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral, UK Sub Collateral or Canadian Sub Collateral, as applicable.

                    (b) Agent shall not have any obligation whatsoever to any Lender to assure that the Collateral, UK Sub Collateral or Canadian Sub Collateral exists or is owned by an Obligor, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, UK Sub Collateral, or Canadian Sub Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, absent the Agent's gross negligence or willful misconduct, in its sole discretion given the Agent's own interest in the Collateral, UK Sub Collateral, or Canadian Sub Collateral in their capacity as Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13  Restrictions on Actions by Lenders; Sharing of Payments.
            -------------------------------------------------------

                    (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to an Obligor or any accounts of an Obligor now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, UK Sub Collateral, or Canadian Sub Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral, UK Sub Collateral, or Canadian Sub Collateral.

                    (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral, UK Sub Collateral, Canadian Sub Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14  Agency for Perfection. Agent and each Lender hereby appoints each
            ---------------------
other Lender as agent for the purpose of perfecting the Liens of Lender Group in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, UK Sub Collateral or Canadian Sub Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral, UK Sub Collateral or Canadian Sub Collateral to Agent or in accordance with Agent's instructions.

     16.15  Payments by Agent to the Lenders. All payments to be made by Agent
            --------------------------------
to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule
                                                                      --------
16.15, or pursuant to such other wire transfer instructions as each party may
-----
designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or the Term Loan Amount or otherwise.

     16.16  Concerning the Collateral and Related Loan Documents. Each member of
            ----------------------------------------------------
Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, UK Sub Collateral, and Canadian Sub Collateral, for the ratable benefit of Lender Group. Each member of Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, UK Sub Collateral, and Canadian Sub Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

     16.17  Field Audits and Examination Reports; Confidentiality; Disclaimers
            ------------------------------------------------------------------
by Lenders; Other Reports and Information.
-----------------------------------------

            By signing this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the
                ------                     -------
request of Agent, and Agent shall so furnish each Lender with such Reports;

               (b) and Agent expressly agrees and acknowledges that neither Agent nor any other Lender (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Books, as well as on representations of the Obligors' personnel;

               (d) agrees to keep all Reports, material, non-public information, and all other material information reasonably designated as confidential by the Obligors and their Subsidiaries respecting the Obligors, their Subsidiaries, and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Obligors that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 16.17(d) as if it
                                                     ----------------
were a Lender hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower for the benefit of the applicable Obligors of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent or any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Obligors, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of to Borrower; and (ii) to pay and protect, and indemnify, defend, and hold any Agent, or such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent or such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Obligor to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Obligors, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Obligors the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18  Several Obligations; No Liability. Notwithstanding that certain of
            ---------------------------------
the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any
                      ------------
liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19  [Intentionally Omitted].
            -----------------------

17. GENERAL PROVISIONS.

     17.1   Effectiveness. This Agreement shall be binding and deemed effective
            -------------
when executed by each Obligor, the Agent, and each of the Lenders identified on the signature pages hereof.

     17.2   Successors and Assigns. This Agreement shall inure to the benefit
            ----------------------
of, and be binding upon, the parties hereto and their successors and permitted assigns to the extent set forth in Section 14.
                                   ----------

     17.3   Section Headings. Headings and numbers have been set forth herein
            ----------------
for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     17.4   Interpretation. Neither this Agreement nor any uncertainty or
            --------------
ambiguity herein shall be construed or resolved against the Lender Group or any member thereof or any

Obligor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.5   Severability of Provisions. Each provision of this Agreement shall
            --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.6   Amendments in Writing. This Agreement can only be amended by a
            ---------------------
writing signed in accordance with Section 15.

     17.7   Counterparts; Telefacsimile Execution. This Agreement may be
            -------------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.8   Revival and Reinstatement of Obligations. If the incurrence or
            ----------------------------------------
payment of the Obligations by any Obligor or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code (including any foreign equivalents thereof) relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to
                  -----------------
repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Obligors or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.9   Integration. This Agreement, together with the other Loan Documents,
            -----------
reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.10  Appointment of Swing Lender. Agent hereby appoints Foothill as the
            ---------------------------
Swing Lender, and Foothill hereby accepts such appointment.

     17.11  Time of the Essence. Time is of the essence under this Agreement and
            -------------------
the other Loan Documents.

18. Conversion.

     18.1   Privilege. Subject to the further provisions of this Section 18.1,
            ---------                                            ------------
the holder of Term Loan C (the "Term Loan C Lender") may make one or more elections to convert up to an aggregate of $2,500,000 of the Term Loan C Amount, at any time or from time-to-time outstanding, into fully paid, validly issued, and non-assessable shares of Common Stock at a price equal to the then Conversion Price. The number of shares of Common Stock issuable upon conversion of the Term Loan C Amount shall be determined by dividing the amount of the Term Loan C Amount elected to be converted by the Term Loan C Lender by the then Conversion Price. The Term Loan C Lender shall be entitled to the rights of a holder of Common Stock only to the extent that the Term Loan C Lender has exercised its privilege to convert the Term Loan C Amount into Common Stock. Anything contained in this Section 18 to the contrary notwithstanding, the
                           ----------
aggregate number of shares of Common Stock issuable by SSA pursuant to this
Section 18 shall not exceed 2,500,000 shares (the "Common Share Limit");
----------
provided, however, the foregoing limitation shall be subject to adjustment in
--------  -------
conformity with any adjustments to the Conversion Price as set forth in Section
                                                                        -------
18.5.
----

     18.2   Procedure. To convert all or a portion of the Term Loan C Amount,
            ---------
the Term Loan C Lender shall (a) furnish a written notice of its election to convert such portion of the Term Loan C Amount as it may designate in such written notice (the "Conversion Amount") to SSA and (b) surrender the note (if any) evidencing the Term Loan C Amount to SSA in exchange for a new note in an amount equal to the difference between (i) the then outstanding principal amount of the Term Loan C Amount and (ii) the Conversion Amount to be converted on such Conversion Date. The date or dates on which the Term Loan C Lender satisfies such requirements is the "Conversion Date." Within three Business Days after the Conversion Date, SSA shall deliver to the Term Loan C Lender (a) a certificate for the number of whole shares of Common Stock issuable upon the conversion, and
(b) the new note (if any) referenced in the prior sentence. The person in whose name the certificate is registered shall be deemed to be a shareholder of record on the Conversion Date. In case of a dispute as to the determination of the Conversion Price, SSA shall otherwise deliver the number of shares not disputed and shall then notify the Term Loan C Lender of the disputed amount. If SSA and the Term Loan C Lender are unable to resolve such dispute within 5 Business Days, SSA, at its expense shall submit such dispute to an independent reputable accounting firm of national standing acceptable to SSA and the Term Loan C Lender, which firm shall notify the parties of its results within 48 hours. Such firm's determination shall be binding on all parties absent manifest error. If any additional shares are required to be issued SSA shall deliver certificates for such shares to the Term Loan C Lender or the immediately following Business Day.

     18.3   Fractional Shares. SSA will not issue fractional shares of Common
            -----------------
Stock upon conversion of the Term Loan C Amount. The number of shares of Common Stock to be issued shall be rounded down to the nearest whole number in which event the Conversion

Amount shall be reduced as appropriate for purposes of determining the principal amount of the new note (if any) to be issued by SSA.

     18.4   Taxes on Conversion. If the Term Loan C Lender converts the Term
            -------------------
Loan C Amount, SSA shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.

     18.5   SSA to Provide Stock. SSA shall from and after the date hereof
            --------------------
reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of up to $2,500,000 of the Term Loan C Amount into shares of Common Stock which shall initially be 2,500,000, subject to adjustment as provided herein.

                    (b) All shares of Common Stock delivered upon conversion of the Term Loan C Amount shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                    (c) SSA will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Term Loan C Amount, if any, and will comply with the terms and provisions of the Registration Rights Agreement.

     18.6   Adjustment of Conversion Price. The Conversion Price shall be
            ------------------------------
adjusted from time to time by SSA as follows:

                    (a) In case SSA shall (i) pay a dividend in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Fixed Conversion Price and the adjusting closing bid prices in effect immediately prior thereto shall be adjusted so that the Term Loan C Lender shall be entitled to receive that number of shares of Common Stock which it would have owned had the Term Loan C Amount been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                    (b) In case SSA shall issue rights, warrants, options, or convertible securities to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the then current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 18.6) at the record date for the
                            -------------
determination of shareholders entitled to receive such rights, warrants, options, or convertible securities (but only if the then current market price is below the Fixed Conversion Price), the Fixed Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Fixed

Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate Conversion Price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants, options, or convertible securities are issued, and shall become effective immediately after such record date and no subsequent adjustment will be made upon exercise of such rights, warrants, options or convertible securities. If at the end of the period during which such rights, warrants, options, or convertible securities are exercisable not all rights, warrants, options, or convertible securities shall have been exercised, the adjusted Fixed Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                    (c) In case SSA shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of SSA (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than SSA), or shall distribute to all or substantially all holders of its Common Stock rights, options, convertible securities, or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) of this Section 18.6) ("Rights"),
                                                       ------------
then in each such case the Fixed Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) of this Section 18.6) of the Common Stock on the record date
                       ------------
mentioned below less the fair market value on such record date (as determined by the Board of Directors of SSA, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (e) of this Section 18.6) of the Common Stock on such record date.
                       ------------
Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. The foregoing notwithstanding, in the event that SSA shall distribute Rights (other than those referred to in subsection (b) of this Section 18.6) pro rata to
                                                 ------------
holders of Common Stock, SSA may, in lieu of making any adjustment pursuant to this Section 18.6, make proper provision so that the Term Loan C Lender upon
     ------------
conversion of the Term Loan C Amount after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which the number of shares of Common Stock into which the outstanding principal amount of the Term Loan C Amount together with all accrued and unpaid interest thereon so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. If the purchase price provided for in any Rights, the additional consideration, if any, payable upon the issue, conversion, or exchange of such Rights, or the rate at which any of such Rights are convertible into or exchangeable for any class of Common Stock change at any time, the Fixed Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Fixed Conversion Price which would have been in effect on the date of such change had such Rights still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued, or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect. In case SSA at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock without consideration or for a consideration per share less than the current market price in effect immediately prior to such issue or sale, then, and in each such case (but only if the then current market price is below the fixed Conversion Price), the Fixed Conversion Price shall be reduced, to a price determined by multiplying such Fixed Conversion Price by a fraction of which the numerator shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by SSA for the total number of such additional shares of Common Stock so issued or sold would purchase at the current market price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided, that, for the purposes of this Section 18.6(c), immediately
                                               ---------------
after any additional shares of Common Stock are deemed to have been issued pursuant to Sections 18(a), (b), and (c) such additional shares of Common Stock
            -------------------      ---
shall be deemed to be outstanding, and treasury shares of Common Stock shall not be deemed to be outstanding.

               (d) In case SSA shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 18.6 has been made, exceeds 10% of the product of the
                 ------------
current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 18.6) on the Business Day (the "Determination
                       ------------
Date") immediately preceding the day on which such Triggering Distribution is declared by SSA multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of SSA), the Fixed Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Fixed Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 18.6) on the Determination Date
                                       ------------
less the amount of cash so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 18.6) on the Determination Date, such reduction to become
        ------------
effective immediately after the close of business on the on which the Triggering Distribution is paid.

               (e)  For the purpose of any computation under subsections (b),
(c) and (d) of this Section 18.6, the current market price per share of Common
                    ------------
Stock on any date shall be deemed to be the average of the daily closing bid prices for the 30 consecutive trading days commencing 35 trading days before (i) the Determination Date with respect to distributions under subsection (d) of this Section 18.6 or (ii) the record date with respect to distributions,
     ------------
issuances or other events requiring such computation under subsection (b) or (c) of this Section 18.6. The closing bid price for each day shall mean the last
        ------------
closing bid price on the New York Stock Exchange ("NYSE") as reported by Bloomberg, L.P. ("Bloomberg"), or, if the NYSE is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security on the Nasdaq National Market or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, of, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the closing bid price of such security cannot be calculated for such security on such date, as set forth above, the closing bid price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by SSA and the Term Loan C Lender, with the fees and expenses of such determination borne solely by SSA. For purposes of this Section 18,
                                                                ----------
"Adjusted Closing Bid Prices" shall mean the closing bid prices for any days during a measuring period prior to any of the events described herein.

               (f) In case any event shall occur as to which the provisions of this Section 18.6 are not strictly applicable or if strictly applicable would
     ------------
not fairly protect the conversion rights of the Term Loan C Lender in accordance with the essential intent and principles of this Section 18.6, then, in each
                                                 ------------
such case, the Board of Directors of SSA shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented by Term Loan C

               (g) Successive adjustments in the Conversion Price and the Adjusted Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 18.6 shall be made to the
                                         ------------
nearest cent. No adjustment in the

Common Share Limit or the Fixed Conversion Price or the Adjusted Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

               (h) Notwithstanding anything to the contract in this Article 18, no adjustments to the Conversion Price will be made in respect of (i) shares issuable upon exercise or conversion of options, warrants or securities of SSA described in Schedule 5.8 of the disclosure schedules, (ii) shares issued by SSA
             ------------
in an underwritten public offering, (iii) securities issued pursuant to the acquisition of another corporation by SSA by merger, purchase of substantially all the assets or other reorganization, or in connection with strategic alliances, joint ventures or license arrangements, or (iv) securities issued to employees, consultants, advisors, officers or directors of SSA of any subsidiary of SSA pursuant to any stock option plan or stock purchase or stock bonus arrangement or employment letter, agreement or arrangement in effect on the date hereof or hereafter approved by the Board of Directors of SSA.

     18.7  Notice of Adjustment. Whenever the Conversion Price is adjusted, SSA
           --------------------
shall promptly mail to the Term Loan C Lender a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

     18.8  Notice of Certain Transactions. In the event that:
           ------------------------------

               (i) SSA proposes to take any action which would require an adjustment in the Conversion Price;

               (ii) SSA enters into any agreement for its consolidation or merger with, or transfer of all or substantially all of its assets to, another corporation and shareholders of SSA must approve the transaction; or

               (iii) there is a proposal for the dissolution or liquidation of SSA, then, in each case, SSA shall at least ten days before such date, mail to the Term Loan C Lender a notice stating the proposed effective date.

     18.9  Effect of Reclassification, Consolidation, Merger or Sale on
           ------------------------------------------------------------
Conversion Privilege. If any of the following shall occur, namely: (a) any
--------------------
reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is specifically provided in Section 18.6); (b) any consolidation or
                                       -------------
merger to which SSA is a party other than a merger in which SSA is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the assets of SSA as an entirety, then SSA, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Term Loan C Lender an agreement providing that the Term Loan C Lender shall have the right to convert the Term Loan C Amount into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of the Term Loan C Amount immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such agreement shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 18. If, in the
                                                         ----------
case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Term Loan C Lender that are comparable to the foregoing provisions set forth in Section 18. The provisions
                                                    ----------
of this Section 18.9 shall similarly apply to successive consolidations,
        ------------
mergers, sales or conveyances.

     18.10  Listing. SSA shall use best efforts to promptly secure the listing
            -------
of the Conversion Shares upon the Nasdaq National Market ("Nasdaq") (subject to official notice of issuance) and shall maintain, so long as the Term Loan C Amount remains outstanding or the Term Loan C Lender owns any of the Conversion Shares, the listing of all Conversion Shares from time to time issuable under this Agreement, on each national securities exchange and automated quotation system (including the Nasdaq National Market System and Nasdaq Small Cap), if any, upon which shares of Common Stock are then listed. SSA shall promptly provide to the Term Loan C Lender copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded. SSA shall pay all fees and expenses in connection with satisfying its obligations under this Section 18.10.
                       -------------

     18.11  Dilutive Effect. SSA understands and acknowledges that the number of
            ---------------
Conversion Shares issuable upon conversion of the Term Loan C Amount will increase in certain circumstances. SSA further acknowledges and agrees that its obligation to issue Conversion Shares upon conversion of the Term Loan C Amount in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of SSA.

     18.12  No Integration. SSA will not conduct any future offering that will
            --------------
be integrated with the issuance of any of the Conversion Shares for the purposes of the rules promulgated by the SEC or Nasdaq.

19. CONFIDENTIALITY. Each Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by such Lender in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except that each Lender may disclose such information
(a) to counsel for and other advisors, accountants, and auditors to such Lender,
(b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (c) as may be agreed to in advance by Borrower, (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by a Lender), (e) to its Affiliates, and (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of such Lender's interests under this Agreement; provided that any such counsel, advisors, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to treat such information as confidential in accordance with the terms hereof.

                          [Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                   SYSTEM SOFTWARE ASSOCIATES, INC.,
                                   a Delaware corporation


                                   By:    Joseph J. Skadra
                                         ------------------------------
                                   Title: Vice President, Finance and
                                          Controller

                                   SYSTEM SOFTWARE ASSOCIATES LIMITED, a
                                   corporation organized under the laws of
                                   England and Wales


                                   By:    Joseph J. Skadra
                                         ------------------------------
                                   Title:

                                   SSA-ACCLAIM LIMITED, a corporation organized under the laws of England and Wales


                                   By:    Joseph J. Skadra
                                         ------------------------------
                                   Title:

                                   SSA SOFTWRIGHT LIMITED, a corporation
                                   organized under the laws of England and Wales


                                   By:    Joseph J. Skadra
                                         ------------------------------
                                   Title:

                                   SSA CANADA CORPORATION,
                                   a corporation organized under the laws of Canada

                                   By:    Joseph J. Skadra
                                         ------------------------------
                                   Title:

                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation, as Agent and as a Lender

                                   By:    /s/ Rhonda R. Foreman
                                         -----------------------------------
                                   Title: Senior Vice President

                            SCHEDULES AND EXHIBITS

     Schedule C-1          Commitments
     Schedule P-1          Liens
     Schedule 3.1(h)       Collateral Access Agreement Locations
     Schedule 5.7          Chief Executive Offices; FEIN
     Schedule 5.8          Capitalization; Subsidiaries
     Schedule 5.10         Litigation
     Schedule 5.15         Brokerage Fees
     Schedule 5.19         Software License Agreement
     Schedule 5.20         Maintenance Agreement
     Schedule 6.11         Locations of Inventory and Equipment
     Schedule 7.1          Indebtedness
     Schedule 16.15        Lender Wiring Instructions

     Exhibit A-1           Form of Assignment and Acceptance Agreement
     Exhibit C-2           Form of Compliance Certificate

                                  SCHEDULE C-1
                                  ------------
                                  COMMITMENTS
               [AFTER GIVING EFFECT TO CLOSING DATE ASSIGNMENTS]

      LENDER          REVOLVING CREDIT    (LETTER OF CREDIT    (TERM LOAN A      TERM LOAN B       TERM LOAN C     TOTAL COMMITMENT
                         COMMITMENT        SUB-COMMITMENT)    SUB-COMMITMENT)    COMMITMENT        COMMITMENT

===================================================================================================================================
Foothill Capital        $30,000,000         ($5,000,000)       ($15,000,000)         -0-                -0-            $30,000,000
Corporation
===================================================================================================================================
Ableco Finance LLC          -0-                  -0-                -0-           $8,500,000        $2,500,000          $11,000,000
===================================================================================================================================
                            -0-                  -0-                -0-              -0-                -0-                 -0-
===================================================================================================================================
All Lenders             $30,000,000         ($5,000,000)       ($15,000,000)      $8,500,000        $2,500,000          $41,000,000
===================================================================================================================================